UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2009

ENSIGN SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52984 (Commission File Number)	26-1545353 (I.R.S. Employer Identification Number)

95A Cach Mang Thang Tam

Quyet Thang Ward

Bien Hoa City

Dong Nai Province, Vietnam

(Address of principal executive offices)

00 84 613 822 486

 (Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

914 Park Knoll Lane

Katy, TX 77450

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on March 25, 2009, on  March 19, 2009, Ensign Services, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Original Share Exchange Agreement”) with Tin Nghia Petrol Joint Stock Company  (“Timex A&S”), and the shareholders of Timex A&S (the “Timex A&S Shareholders”).

Pursuant to the Original Share Exchange Agreement, the Company agreed to issue to the Timex A&S Shareholders an aggregate of 45,900,000 shares of the Company’s common stock (the “Acquisition Shares”) in exchange for all of the issued and outstanding capital stock of Timex A&S. Upon execution of the Original Share Exchange Agreement, its closing was subject to the fulfillment of certain conditions including, but not limited to, the receipt of all requisite consents, waivers and approvals by the Company and Timex A&S.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on June 25, 2009, on June 19, 2009, Timex A&S entered into a cooperation agreement (the “Cooperation Agreement”) with Tin Nghia Petrol Trading Company Limited (“Timex Petrol Trade”). Pursuant to the Cooperation Agreement, for a term of 50 years commencing on June 19, 2009:

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Timex A&S and Timex Petrol Trade agreed to cooperate in exploiting Timex A&S’s existing gas stations and the development of new gas stations;

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Timex A&S intends to develop and/or purchase new “Commerce and Service Complexes”, each of which will consist of a gas station and a “Commerce and Service Center.” A “Commerce and Service Center” will consist of construction works, building and equipment on the gas station land (excluding, however, the gas station itself) for the purpose of provision of service and commerce to commuters and local residents;

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Timex A&S will contribute 98% of the capital into the new and existing gas stations and Timex Petrol Trade will contribute 2% of the capital into the new and existing gas stations (the “Contribution Proportion”);

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Timex A&S and Timex Petrol Trade will be the co-owners of new and existing gas stations;

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Timex Petrol Trade will operate the petroleum business at the new and existing gas stations;

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Timex A&S will operate and provide services at the Commerce and Service Centers and lease assets to Timex Petrol Trade relating to the Commerce and Service Complexes;

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Timex A&S and  Timex Petrol Trade will share revenue, profit, expenses, and bear the risks from the operations contemplated by the Cooperation Agreement in accordance with the Contribution Proportion;

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Timex A&S agreed to provide Timex Petrol Trade with a revolving credit facility in an aggregate amount to be agreed upon by the parties, which shall not exceed 50% of the total assets of Timex A&S, including loans and loan guarantees, which will bear interest at a rate to be agreed upon by the parties;

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Timex A&S shall have the right to purchase Timex Petrol Trade’s interest in the assets relating to the operations contemplated by the Cooperation Agreement, if applicable Vietnamese law is amended to allow Timex A&S to own all of the assets relating to the operations contemplated by the Cooperation Agreement.

On August 6, 2009, the Company entered into Amendment No. 1 (the “Amendment”) to the Share Exchange Agreement, with Timex A&S and the Timex A&S Shareholders (because shareholders of the Company had inadvertently been included as parties to the Original Share Exchange Agreement, they were not parties to the Amendment and were removed as parties to the Share Exchange Agreement).

On August 13, 2009 (the “Closing Date”), pursuant to and upon the initial closing (the “Initial Closing”) of the Original Share Exchange Agreement, as amended by the Amendment (as so amended, the “Share Exchange Agreement”), the Company issued 15,494,200 of the Acquisition Shares to the Timex A&S Shareholders, and 49% of the outstanding shares of Timex A&S’s common stock was transferred from the Timex A&S Shareholders to the Company (the “Initial Acquisition”). In addition, on the Closing Date, the remaining 30,405,800 Acquisition Shares, and the remaining 51% of the outstanding capital of Timex A&S, were placed into an escrow account established pursuant to an escrow agreement entered into in connection with the Share Exchange Agreement (discussed below). Pursuant to the Share Exchange Agreement, following the Closing Date, the Company shall have the right to acquire the remaining 51% of the outstanding capital of Timex A&S (the “Subsequent Acquisition”), subject to and in accordance with applicable Vietnamese laws and regulations, in exchange for the remaining 30,405,800 Acquisition Shares. The closing (“Subsequent Closing”) of the Subsequent Acquisition is subject to the fulfillment of certain conditions including, but not limited to, the receipt of all requisite consents, waivers and approvals by the Company and Timex A&S.

In connection with the Share Exchange Agreement, on August 6, 2009, the Company entered into an escrow agreement (the “Escrow Agreement”) with Timex A&S, the Timex A&S Shareholders, and Sichenzia Ross Friedman Ference LLP, as escrow agent. Pursuant to the Escrow Agreement, the Company placed 30,405,800 Acquisition Shares (the “Escrow Shares”) into an escrow account, and the Timex A&S shareholders placed 51% of the outstanding capital of Timex A&S into such escrow account, pending the approval and registration of the Subsequent Acquisition in accordance with applicable Vietnamese laws and regulations. Upon the Subsequent Closing, the Escrow Shares will be released to the Timex A&S Shareholders, and 51% of the outstanding capital of Timex A&S will be released to the Company. If the Subsequent Closing has not been completed by December 31, 2012, any Escrow Shares or outstanding shares of Timex A&S held in the escrow account shall be returned to the Company and the Timex A&S Shareholders, respectively, unless otherwise agreed by the parties.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

In connection with the Initial Closing of the Share Exchange Agreement, in addition to the foregoing:

(i) Effective on the Closing Date, Patricia Skarpa resigned as the sole officer of the Company and the following individuals were appointed as executive officers of the Company:

Name	Title
Roderick D. Davies	Chief Executive Officer
Patrick Bailey	Chief Financial Officer
Quach Van Duc	President & Chairman
Nguyen Thi Bach Huong	Vice President

Patricia Skarpa will also resign as the director of the Company, upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the directors of Timex A&S (in addition to Quach Van Duc, who will be elected upon the Initial Closing), consisting of Le Van Danh, Nguyen Thi Bach Huong, Dang Quang Vinh, Nguyen Thi Thuy, Dang Quang Vinh, Truong Minh Tien, Quach Dan Phu, Le Huu Tinh, and Do Van Thang, will be elected directors of the Company, effective upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii) The Company intends to change its name to Timex Assets & Services Holdings, Inc., as soon as practicable.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 2.01.

Item 5.06 Change in Shell Company Status.

See Item 2.01

The following information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business

Effective on the Closing Date, pursuant to the Share Exchange Agreement, Timex A&S became a subsidiary of the Company. The Initial Acquisition of Timex A&S is treated as a reverse acquisition, and the business of Timex A&S became the business of the Company. At the time of the reverse acquisition, Ensign was not engaged in any active business.

References in this report to, “we,” “us,” “our” and similar words refer to the Company and its subsidiary, Timex A&S, unless the context indicates otherwise, and, prior to the effectiveness of the reverse acquisition, these terms refer to Timex A&S. References to “Ensign” relate to the Company prior to the reverse acquisition.

Timex A&S, in accordance with the Cooperation Agreement, is the co-owner of 28 gas stations in Vietnam, and receives revenues from the gas station business in accordance with Contribution Proportion. In addition, in accordance with the Cooperation Agreement, Timex A&S plans to develop and operate convenience stores (or Commerce and Service Complexes) throughout Vietnam, subject to obtaining financing. Timex A&S intends to open 13-14 convenience stores a year.

RISK FACTORS

AN INVESTMENT IN THE COMPANY’S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN DETERMINING WHETHER TO PURCHASE THE COMPANY’S COMMON STOCK, AN INVESTOR SHOULD CAREFULLY CONSIDER ALL OF THE MATERIAL RISKS DESCRIBED BELOW, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS REPORT BEFORE MAKING A DECISION TO PURCHASE THE COMPANY’S SECURITIES. AN INVESTOR SHOULD ONLY PURCHASE THE COMPANY’S SECURITIES IF HE OR SHE CAN AFFORD TO SUFFER THE LOSS OF HIS OR HER ENTIRE INVESTMENT.

Risks Related to the Timex A&S Business

We will need significant additional capital, which it may be unable to obtain.

Our financing requirements for the opening of our planned convenience stores will be significant. In the event that such financing is not procured, we may be forced to curtail our growth plans. There can be no assurance that such financing would be available when needed or that it would be available on acceptable terms.

Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock. Debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility.  Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If our strategy is unsuccessful, it will not be profitable and our shareholders could lose their investments.

There is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue, which may cause the value of the Company to decrease, thereby potentially causing our stockholders to lose their investments.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding service offerings and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

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our ability to raise substantial additional capital to fund the implementation of our business plan;

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our ability to execute our business strategy;

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the ability of our products and services to achieve market acceptance;

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our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

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our ability to attract and retain qualified personnel;

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our ability to manage our third party relationships effectively; and

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our ability to accurately predict and respond to the changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

Historical prices for motor fuel have been volatile and significant changes in such prices in the future may adversely affect our profitability.

Crude oil and domestic wholesale petroleum markets are volatile. General political conditions, acts of war or terrorism and instability in oil producing regions, particularly in the Middle East, Russia and South America, could significantly impact crude oil supplies and wholesale petroleum costs. Significant increases and volatility in wholesale petroleum costs could result in significant increases in the retail price of petroleum products and in lower motor fuel gross margin per gallon. Increases in the retail price of petroleum products could impact consumer demand for motor fuel and convenience merchandise. This volatility makes it extremely difficult to predict the impact future wholesale cost fluctuations will have on our operating results and financial condition. In addition, a sudden shortage in the availability of motor fuel could adversely affect our business because our retail stores typically have a three to four day supply of motor fuel and our motor fuel supply contracts do not guarantee an uninterrupted, unlimited supply of motor fuel. A significant change in any of these factors could materially impact our motor fuel gallon volumes, motor fuel gross profit and overall customer traffic, which in turn could have a material adverse effect on our business and results of operations.

The convenience store industry is highly competitive and impacted by new entrants and our failure to effectively compete could result in lower sales and lower margins.

The convenience store industry in the geographic areas in which we plan to operate is highly competitive and marked by ease of entry and constant change in the number and type of retailers offering products and services of the type we plan to sell in our stores. We will compete with other convenience store chains, independently owned convenience stores, motor fuel stations, supermarkets, drugstores, discount stores, dollar stores, club stores and mass merchants. To be competitive, we must constantly analyze consumer preferences and competitors’ offerings and prices to ensure that we offer a selection of convenience products and services at competitive prices to meet consumer demand. We must also maintain and upgrade its customer service levels, facilities and locations to be competitive and attract customer traffic to its stores. We may not be able to compete successfully, and competitive pressures faced by us could have a material adverse effect on our business and results of operations.

Decreases in consumer spending, travel and tourism in the areas we serve could adversely impact our business.

In the convenience store industry, customer traffic is generally driven by consumer preferences and spending trends, growth rates for automobile and commercial truck traffic and trends in travel, tourism and weather. Changes in economic conditions could adversely impact consumer spending patterns and travel and tourism in our markets, which could have a material adverse effect on our business and results of operations.

Terrorist attacks and threatened or actual war may adversely affect our business.

Our business is affected by general economic conditions and fluctuations in consumer confidence and spending, which can decline as a result of numerous factors outside of its control. Terrorist attacks or threats, rumors or threats of war, or military or trade disruptions impacting our suppliers or our customers may adversely impact our operations. As a result, there could be delays or losses in the delivery of supplies to us, decreased sales of our products and extension of time for payment of accounts receivable from our customers. These occurrences could have an adverse impact on energy prices, including prices for our products, and an adverse impact on the margins from our operations. In addition, disruption or significant increases in energy prices could result in government imposed price controls. Any or a combination of these occurrences could have a material adverse effect on our business and results of operations.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, it may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of its executive officers and other key employees, particularly Mr. Roderick D. Davies, our chief executive officer, and Mr. Quach Van Duc, our president. There can be no assurance that we will be able to retain the services of Mr. Davies and Mr. Duc.  Our failure to retain the services of our key personnel could have a material adverse effect on us.   In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on us.

Risks Related to Doing Business in Vietnam

Any adverse change to the economy or business environment in Vietnam could significantly affect our operations, which would lead to lower revenues and reduced profitability.

Our operations are concentrated in Vietnam. Because of this concentration in a specific geographic location, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters. A stagnant or depressed economy in Vietnam generally, or in any of the other markets that we service, could adversely affect our business, results of operations and financial condition.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in Vietnam. Over the past several years, the government of Vietnam has pursued economic reform policies. Changes in policies, laws and regulations or in their interpretations or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop.

A downturn in the economy of Vietnam may slow our growth and profitability.

The growth of the Vietnamese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Vietnamese economy will be steady or that any downturn will not have a negative effect on our business.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in the Vietnamese Dong. If revenues denominated in the Vietnamese Dong increase or expenses denominated in Vietnamese Dong decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of the Company’s ordinary shares.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Vietnam.

Substantially all of our assets will be located in Vietnam and the majority of our officers and present directors reside outside of the United States.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, management has been advised that Vietnam does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Vietnam would permit effective enforcement of criminal penalties of the Federal securities laws.

Risks Related to the Company’s Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company’s common stock is registered under the Securities Exchange Act of 1934, as amended, and is currently included for quotation on the OTC Bulletin Board. However, there is no regular active trading market in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

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variations in our quarterly operating results;

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announcements that our revenue or income are below analysts’ expectations;

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general economic slowdowns;

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sales of large blocks of the Company’s common stock;

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announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

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fluctuations in stock market prices and volumes,

The Company’s common stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Company’s common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person's account for transactions in penny stocks; and

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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Company’s common stock and could limit an investor’s ability to sell the Company’s common stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

Failure to timely comply with the requirements of Section 404 or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.

Our independent auditors, advised us in connection with the completion of their audit for fiscal 2008 that they had identified certain matters involving the operation of our internal controls that they consider to be a material weakness, of which we need to reassess our existing finance organization resource requirements and re-evaluate the design and operating effectiveness of certain controls surrounding the financial statement close process where several adjustments that were made in the course of the audit process that, in their view, should have been identified and resolved by the Company as part of the internal close process. Until we are able to effectively correct the identified material weakness, there could be a risk of accounting errors, which could have an adverse affect on our operations or financial results. There is no guarantee that the changes we implement will be effective.

We currently are not an “accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Beginning with our Annual Report for the year ended December 31, 2008, Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.  This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified.  Additionally, for the fiscal year ended December 31, 2009 our independent registered public accounting firm will be required to issue a report and their evaluation of the operating effectiveness of our internal control over financial reporting.  Our assessment requires us to make subjective judgments and our independent registered public accounting firm may not agree with our assessment.

Achieving compliance with Section 404 within the prescribed period may require us to incur significant costs and expend significant time and management resources.  If we are not able to complete our assessments as required under Section 404 in a timely manner, we and our independent registered public accounting firm would be unable to conclude that our internal control over financial reporting is effective. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities. In addition, our independent registered public accounting firm may not conclude that our internal control over financial reporting is operating effectively.  We will continue to consistently improve our internal control over the financial reporting with our best efforts and we plan to engage assistance from outside experts in doing so.

Timex A&S Overview

Timex A&S is a joint stock Vietnamese company organized on January 28, 1999. It supplies petrol, lubricants, LPG gas, and fuel.  It is currently purchasing fuel from three suppliers, of which are Petec, PVOild and Saigon Petro are three of only ten companies in Vietnam currently allowed by the national government to import fuel. Timex A&S is one of the key suppliers of gasoline to factories in area industrial parks and has 28 petrol stations in Dong Nai and adjacent provinces.  It had revenues of US$63.8 million and a net profit of US$0.6 million in 2007.  In 2008 Timex A&S had revenues of US$91.9 million with a net profit of about US$1.4 million.  Timex A&S’s retail business network dominates the market in the province with gas stations spread along the main traffic routes and important points in southeast provinces of Vietnam.  For this reason, Timex A&S’s retail fuel operation contributes to the business and financial development of Dong Nai Province as well as serving the local residents within Dong Nai and neighboring provinces.  At present, Timex A&S is the second largest fuel supplier in Dong Nai. Timex A&S will seek to grow its customer base through its existing framework of gas stations, a respected name brand and well-known customer service.

Though the current gas stations generate significant revenues, profit margins are comparatively low, as is true of most retail stations that supply only gasoline.  The Company believes the combined gas station and convenience store concept, however, which has yet to be introduced to the Vietnam market by any competitor, will drive much higher profit margins to the gas station business.

Timex A&S’s revenues will be derived from the convenience stores which it plans to build as well as the related real estate, while Timex Petrol Trade will maintain operation of the gas stations.

Timex A&S’s Gas Station Business--Overview

Timex A&S currently co-owns 28 gas stations in Vietnam.  These gas stations are located on the major national routes, key intersections and industrial parks of Dong Nai province, near Ho Chi Minh City (“HCMC” or Saigon). Ten additional gas stations are planned within the next three years, subject to obtaining financing, with land already identified and secured.  Following the closing of the reverse acquisition, Timex A&S will own the real estate on which these gas stations are situated.

Timex A&S is making aggressive efforts to build gas stations in industrial parks in Long Thanh district in the best and available real estate zones.  Most of Timex A&S’s new gas stations will be located around Vietnam’s upcoming international airport.

Timex A&S’s Planned Convenience Stores--Overview

Timex A&S intends to expand the gas stations it currently owns to include convenience stores (“c-stores”), which it will own.  Convenience stores are a new concept in Vietnam.  It is anticipated that the petrol stations will be co-owned by Timex A&S and Timex Petrol Trade while the convenience stores will be owned by Timex A&S.

Timex A&S’s concept of a “convenience store” is defined as follows:

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Physical building size of less than 5,000 ft;

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Have off-street parking and/or convenient pedestrian access;

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Extended hours of operation with many open 24 hours, seven days a week;

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Stock at least 500 stock-keeping units (SKUs);

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Product mix includes grocery type items, and also includes items such as beverages and snacks (including confectionery).

Timex A&S plans to employ Point-of-Purchase (“POP”) and traffic-driving promotions, as well as strategically designed store layouts and plan-o-grams supported by extensive research and industry specific data.  Timex A&S plans to build out the brand as a “Community Service Center” (referred to above as a “Commerce and Service Center”) and become an anchor business for the local community.

Rather than a petrol station that offers a few food items to purchase, the Community Service Centers (“CSC”) will serve to draw local residents to the stations for many reasons beyond filling their gas tanks or buying a few items that they may need in an emergency.  Unlike in some countries where convenience stores are mainly for buying snacks, cigarettes or alcohol, Timex A&S believes that Vietnam’s convenience stores will evolve into a unique place where customers can do everything from paying their bills, sending a fax or purchasing phone cards for calls overseas.  The goal of the concept is for the stores to not only be residents’ corner stores, but also their post office, bank, home office and much more.  Timex A&S will thus seek to drive traffic and create demand.

Timex A&S’s convenience stores may offer other goods and services as they come into the market; such as:

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DVD and video rentals;

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Services on behalf of approved financial and government institutions (such as paying utility bills, taxes, etc.);

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Renewal of auto insurance and registration;

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Purchase of tickets to local sports and cultural events;

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Downloadable ringtones/wallpapers for mobile phones;

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Job postings;

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Internet access stations;

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Post boxes and “Fed Ex Type” services;

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Purchase phone cards or receive/send wired funds.

Many of these services can be provided by partnering with existing service providers (such as local governments, etc.). Timex A&S believes that by building out such a concept, local residents will have a much stronger reason to visit its planned convenience stores and spend money.

Vietnam—Country Overview

Vietnam is one of Southeast Asia’s fastest growing economies, trailing only China; the country has the second-fastest growing economy with 8-9 percent growth in 2005, 2006 and 2007 and 6.2 percent in 2008 [Vietnam Overview, U.S Department of State 2009, http://www.state.gov/r/pa/ei/bgn/4130.htm].  Vietnam’s growth rate exceeded that of many countries in the region such as Thailand, Malaysia, Taiwan and South Korea. [VietnamAccess 2007 http://www.vietnamaccess.com/VNAC-Main/VietnamEconomy2007.htm]

The shift away from a centrally-planned economy to a more market-oriented economic model has improved the quality of life for many Vietnamese.  Per capita income rose from US$220 in 1994 to US$1,024 in 2008 [Vietnam Overview, U.S Department of State 2009, http://www.state.gov/r/pa/ei/bgn/4130.htm].  The average Vietnamese savings rate is about 30% [Vietnam Overview, U.S Department of State 2009, http://www.state.gov/r/pa/ei/bgn/4130.htm]. However, the Vietnamese government still holds a tight rein over major sectors of the economy such as the banking system through large state-owned enterprises.  The government has plans to reform key sectors and partially privatize state-owned enterprises, but implementation has been gradual and the state sector still accounts for approximately thirty-six percent of GDP. [Vietnam Overview, U.S Department of State 2009, http://www.state.gov/r/pa/ei/bgn/4130.htm

http://globaledge.msu.edu/countryInsights/economy.asp?cointryID=179&regionID=3]

The 2001 entry-into-force of the Bilateral Trade Agreement (BTA) between the U.S. and Vietnam was a significant milestone for Vietnam’s economy and for normalization of U.S.-Vietnam relations.  Bilateral trade between the United States and Vietnam has expanded dramatically from US$2.91 billion in 2002 to US$ 15.7 billion in 2008 [Vietnam Overview, U.S Department of State 2009, http://www.state.gov/r/pa/ei/bgn/4130.htm].  Implementation of the BTA, which includes provisions on trade in goods and services, enforcement of intellectual property rights, protection for investments, and transparency, has fundamentally changed Vietnam’s trade policies and helped it prepare to integrate into the World Trade Organization (WTO).  Following the conclusion of bilateral negotiations with interested WTO members and completion of multilateral negotiations in 2006, the WTO General Council approved the terms for Vietnam’s membership on November 7, 2006.  Vietnam formally acceded to the WTO as its 150th member on January 11, 2007. [Vietnam Overview, U.S Department of State 2009, http://www.state.gov/r/pa/ei/bgn/4130.htm

http://globaledge.msu.edu/countryInsightes/economy.asp?countryID=179&regionID=3]

Vietnam Exports and Imports

[East Asia & Pacific Update: Key Indicators 2008]

Vietnam was granted unconditional Normal Trade Relations (NTR) status by the United States in 2006. To meet the obligations of WTO membership, Vietnam revised nearly all of its trade and investment laws and guiding regulations.  As a result, foreign investors and those seeking to sell goods and services to the increasingly affluent Vietnamese population will benefit from the improved legislative framework and lower trade barriers.  Local firms that have heretofore enjoyed a range of protections, meanwhile, will experience increased competition.  In 2006, the Government of Vietnam reasserted its goal of becoming a middle-income country by 2010.  That would entail raising the average per capita income to at least US$1,000 from the 2007 average of US$832. [Global EDGE, Vietnam: Economy http://globaledge.msu.edu/countryInsightes/economy.asp?countryID=179&regionID=3]

The gross domestic product (GDP) growth rate of nearly 6.23 percent in 2008, compared to 8.5 percent in 2007 [Vietnam Overview, U.S Department of State 2009, http://www.state.gov/r/pa/ei/bgn/4130.htm], was one of the highest in Asia.  Industry and construction made up 39.91 percent of the developing country’s economy, followed by the service sector with 38.1 percent, and agriculture, forestry and fisheries with 21.99 percent [Vietnam Overview, U.S Department of State 2009, http://www.state.gov/r/pa/ei/bgn/4130.htm

http://www.vnep.org.vn/Web/Content.aspx?distid=5490&lang=vi-VN]. Surpassing many neighbors including China, the rate of exports to the United States is rising faster with an impressive trade surplus.  In 2008 while importing $US2,8 billion from the U.S., Vietnam exported to the U.S $US12.9 billion worth of goods. [Vietnam Overview, U.S Department of State 2009, http://www.state.gov/r/pa/ei/bgn/4130.htm

http://www.vietnamaccess.com/VNAC-Main/VNinfo/VietnamEconomy2007.htm]

Vietnam currently has 86.2 million people of which sixty percent are under age 27.  The country’s young labor pool is one of many important factors that appeal to foreign companies.  WTO membership would induce more Foreign Direct Investment (FDI) in Vietnam and create more jobs opportunities. [VnEconomy]

Top Ten Foreign Direct Investment (granted license) Industries in Vietnam

(January – October 2008  in USD million)

Source: General Statistics Office 2008, http://www.gso.gov.vn/default.en.aspx?tabid=501&thangtk=10/2008

By the end of 2007, there were more than 8,600 foreign investment projects in Vietnam with total registered capital of US$83.1 billion of which more than sixty percent was in the South — the demand center of the country. [Sukania 2008, Vietnam – The next petrochemical hub? http://www.icis.com/Articles/2008/07/21/9140832/vietnam-poised-to-become-major-petchem-production-center.html]

The Company believes strong economic growth, ongoing reform and a large population (more than half of which is under the age of thirty) have combined to create an attractive commercial environment in Vietnam. While sales of equipment and technologies associated with implementation of major infrastructure projects continues to be a major source of commercial activity for foreign investment in Vietnam, opportunities in the consumer and services sectors are beginning to emerge with continuing disposable income growth.  The Company believes aviation, telecommunications, information technology, oil and gas exploration and power generation will likely continue to offer the most promising opportunities over the next few years as infrastructure needs continue to expand with Vietnam’s pursuit of rapid economic development.

DONG NAI PROVINCE

TWO MAPS OF DONG NAI PROVINCE

Dong Nai
Province
DAK NONG
TAY NINH
Cu Chi Tunnels
BINH DUONG
DONG NAI
HO CHI MINH
BA RIA - VUNG TAU
TIEN GIANG
Vung Tau Beach
VINH LONG
BEN TRE
Vam Ho Bird Reserve
TRA VINH
SOC TRANG
Ba Dong Beach
Doi Pagoda

Dong Nai is located in the eastern part of South Vietnam, east of Ho Chi Minh City.  It is surrounded by Binh Phuoc in the north, Lam Dong and Binh Thuan in the east, Ba Ria-Vung Tau in the south, Binh Duong, and Ho Chi Minh City in the west.  With an area of 5,866 sq. km, accounting for 1.76 percent of the nation’s natural area or 25.5 percent of the Southeastern natural area, the population in 2007 is approx. 2.3 million.  Dong Nai enjoys stable economic development in industry, construction, service, agriculture, forestry, and fishery.

According to the Provincial Competitiveness Index (PCI) reports released by the Vietnam Chamber of Commerce and Industry (VCCI) in 2005 and 2006, Dong Nai was in the top seven provinces rated most favorable to private sector dynamism and growth.  Abutting Ho Chi Minh City (HCMC), the national hub of economic activities and transportation, Dong Nai has the combined advantages of lower land and transportation costs compared to HCMC and adjacent areas.  In addition, the province boasts diversified geography, abundance in natural resources, good quality utilities and other infrastructure, adequate available labor, and the favorable absence of natural disasters that help boost its attractiveness to investors.  Being the first province or city in the southeastern region of Vietnam to build an industrial park, Dong Nai has maintained the reputation for innovation and effective economic leadership since then and has become the province with the largest number of industrial parks in Vietnam.

POPULATION/LABOR SOURCES

POPULATION BREAKOUT OF DONG NAI PROVINCE

(‘000)	2000	2005	2010	Increase from 2001-2005	Increase from 2006-2010
Aggregate population	2,044	2,215	2,374	1.70%	1.40%
+ Urban	641	797	956	4.50%	3.70%
	31,5%	36%	40%
+ Rural	1,395	1,418	1,478	0.3%	0.80%
	68.50%	64%	60%	[quick urbanization]	[slow urbanization]
Population at working age	1,073	1,275	1,442	3.00%	2.50%

According to the Department of Planning and Investment, Dong Nai Province’s GDP in the first half of 2009 reached VND26,998  billion (US$1,515.7 million), up 12.75 percent against the same period in 2007. Specifically, industry and construction up 12.2 percent, service up 16.3 percent, agriculture-forestry-fishery up 1.7 percent.  Exports reached US$2.80 billion while imports booked US$2.85 billion. [http://www.dongnai.gov.vn/dong-nai/solieu_kinhte/6thangdaunam2009/20090701.786]

Foreign investment and Industrial Zone development have shown encouraging results.  As the third largest province nationwide in term of foreign investment, Dong Nai has rapidly developed in both economic and social terms.  It is home to 866 licensed FDI projects by investors from 32 countries and territories around the world of which Taiwan, Korea, Japan, ASEAN nations, EU countries and the U.S. are the leading ones with a total capital investment of US$11.59 billion.

Foreign invested enterprises contribute 93.17 percent of the province’s total export revenue and 71.7 percent of its total industrial output value [http://www.dongnai.gov.vn/dong-nai/solieu_kinhte/6thangdaunam2009/20090701.786].  The total value of new and capital generating projects is US$2.168 billion, surpassing the 44.5 percent when compared to the plan -- up 3.5 fold.  The whole province has also issued domestic investment certificates to 22 projects with the total capital of US$440million -- up sevenfold.

Key Upcoming Projects:

•

Long Thanh Airport (US$5 billion);

•

Freeway HCMC - Long Thành – Dau Giay (US$1 billion); and,

•

Highway Dau Giay – Lien Khuong – Dalat (US$1 billion)

The Oil Industry in Vietnam

Overview

Over the course of the last two decades Vietnam has emerged as an important regional producer of oil and natural gas in Southeast Asia.  [EIA 2007, Country Analysis Briefs: Vietnam http://www.eia.doe.gov/emeu/cabs/Vietnam/pdf.pdf]. The country has boosted exploration activities, allowed greater foreign company involvement in the oil and natural gas sectors, and introduced market reforms aimed at strengthening Vietnam’s energy industry.  While these efforts have helped Vietnam expand production of oil and natural gas, domestic consumption of these resources has also increased as a result of rapid economic growth.  Half of Vietnam’s domestic energy consumption comes from oil, with hydropower (twenty percent), coal (eighteen percent), and natural gas (twelve percent) supplying the remainder.

Oil consumption was 276,000 b/d in 2006 and is forecast to grow by six to ten percent per annum over the next few years.  Without refineries, Vietnam cannot consume its own crude but exports virtually all production and imports all refined oil products.  The oil demand growth rate can be expected to accelerate beyond 2009 as the energy economy develops on the back of the country’s first oil refinery [EIA 2007, Country Analysis Briefs: Vietnam http://www.eia.doe.gov/emeu/cabs/Vietnam/pdf.pdf]. By 2012, it is expected that oil demand will average 422,000 b/d.  Oil production was 367,000b/d in 2006, but output is thought to have fallen during 2007 for the third successive year due to the Vietnamese government’s lower crude oil exports between 2006 and 2010 so as to ensure sufficient supply of the product for domestic industries.  The Vietnam News Agency reported in early January 2008 that crude volumes in 2007 averaged around 318,000 b/d, representing a decline of eight percent. The liquids production is 350,000 b/d for 2007, down five percent year-on-year.  In other words, oil output has not kept up with the growth in demand.

Vietnam Oil Forecast and Historical Data

	2005	2006	2007	2008F	2009F	2010F	2011F	2012F
Proved Oil Reserves, mn barrels	3,119	3,250	3,250	3,200	3,200	3,000	2,900	2,850
Oil Production, 000b/d	398	367	350	385	400	390	380	370
Oil Consumption, 000b/d	253	276	298	328	354	375	398	422
Crude Oil Exports, 000b/d	398	367	350	385	283	273	263	226

Source: Historic data – BP review of World Energy

Structure of Vietnam Gas Service Station Market

While there are no major dominant players, large oil companies own most stations.  Still, the industry is considered fragmented.  The profitability of gas station operators depends on their ability to secure high-traffic locations, generate high-volume sales, and buy gas at the lowest possible price.  Larger operators have advantages in purchasing and financing.  In order for smaller companies to compete in this market, they need superior locations for their gas stations, and to provide value added services such as convenience stores, mass merchandising, warehouse clubs, and grocery stores.

Type One Stations

More than half of the service stations in Vietnam are owned by independent entrepreneurs; these agents have contracts with oil companies which supply them and usually allow them to operate under the oil company’s brand name. Usually the oil company invests in the service station equipment with the result that the agent is obliged to exclusively sell its products (both fuels and lubricants).  Apart from the branding/markings and the products, the agent is responsible for all operations of the service station.  Management is free to set a price and to optimize profit.  Management can also determine the product range for the shop.   Timex A&S is running under this model.

Type Two Stations

Some of the service stations are owned by oil companies, but are being rented to agents.  These agents are also independent entrepreneurs that pay rent to the oil company.  The oil company does all major investments in the service station.

Type Three Stations

The last type of the service station is where the oil company sets up a subsidiary to operate its own station.  The oil company has complete control over the exploitation of these service stations such as price determination and product range.

Retail Industry in Vietnam

In 2007, Vietnam ranked fourth in A.T. Kearney’s ranking of the most attractive retail markets in the world (behind India, Russia and China) in terms of potential growth owing to both increasing demand for consumer goods and rising disposable incomes.  In 2008, Vietnam surpassed India (in fourth place) to become the most attractive emerging market destination for retail investment in A.T. Kearney’s Global Retail Development Index report.  [Ministry of Foreign Affairs, Local Press News – No.15 http://www.mofa.gov.vn/en/tt.baochi/nr060726082726/ns07115160222]

In the first half of 2008, total retail revenue in Vietnam reached US$27 billion, a thirty percent year-on-year increase.  The market is experiencing a further boom as of January 2009, since Vietnam has fully opened its retail market in accordance with WTO requirements.  While food is the most important component of Vietnam’s retail sector and accounts for nearly two-third of total retail sales, the non-food sector is expected to grow at a faster pace than food because of the rise in income and consumer spending on non-essential items such as clothing, electrical and DIY goods.  Management believes that modern retailing formats like air-conditioned mini-marts, supermarkets and small shopping complexes will become more prevalent in the coming years and will lure consumers away from traditional outdoor markets.  The annual retail sales of Vietnam are expected to increase by 13.6 percent on average between 2008 and 2012, according to multinational market research firm RNCOS Industry Research Solutions.

Retail Infrastructure in Dong Nai

In the first half of 2008, total retail revenue in Vietnam reached US$27 billion, a thirty percent year-on-year increase.  [General Statistics Office 2008 http://www.gso.gov.vn/default.en.aspx?tabid=501&thangtk=06/2008]. The market is experiencing a further boom as of January 2009, since Vietnam has fully opened its retail market in accordance with WTO requirements.  While food is the most important component of Vietnam’s retail sector and accounts for nearly two-third of total retail sales, the non-food sector is expected to grow at a faster pace than food because of the rise in income and consumer spending on non-essential items such as clothing, electrical and DIY goods.  Management believes that modern retailing formats like air-conditioned mini-marts, supermarkets and small shopping complexes will become more prevalent in the coming years and will lure consumers away from traditional outdoor markets.  The annual retail sales of Vietnam are expected to increase by 13.6 percent on average between 2008 and 2012, according to multinational market research firm RNCOS Industry Research Solutions (available to be ordered at www.marketresearch.com).

Convenience Store Industry Overview

Rapid economic development, along with a booming retail industry, has been propelling the growth of the convenience stores (“c-stores”) industry across the world.  The increasing trend towards organized retailing in the less developed convenience store markets is forecast to drive strong sales growth in the world’s c-store industry.  By 2011, modern c-store related retail trade is expected to account for more than a 55 percent market share of total Asian retail sales as foreign players invest heavily in this growing retail sector. [Business Wires 2008, Companies and Markets: "Global Convenience Store Market Analysis" Market Report http://www.thefreelibrary.com/Companies+and+Markets:+%22Global+Convenience+Store+Market+Analysis%22...-a0185713831]

The Company believes the future of the world’s convenience store industry lies in continued expansion of modern retailing in the emerging regions, particularly Asia Pacific, where growth will be supported by the rising domestic consumption, changing life styles and a growing middle class with increasing purchasing power.

In contrast to the rapidly expanding Asian c-store market, which is expected to account for 55 percent of total retail sales in the Asian market by 2011, according to Companies and Markets, the c-store industry has reached the mature stage in most of the developed countries of Europe and North America.  The market is forecasted to report further consolidation of retail c-store outlets in these developed markets -- a trend that is expected to accelerate in light of recent economic woes as a result of the “credit crunch” financial environment.  The U.S. convenience store industry is registering the highest growth among the Western countries in value terms with future compound annual growth rate (CAGR) estimated at approximately 16 percent for the coming few years.  In more developed c-store markets, growth has declined as competition within this sector increases and with the reduction in consumer purchasing power. [Business Wires 2008, Companies and Markets: "Global Convenience Store Market Analysis" Market Report http://www.thefreelibrary.com/Companies+and+Markets:+%22Global+Convenience+Store+Market+Analysis%22...-a0185713831]

Asia remains the fastest growing c-store market in the world as witnessed in the explosive growth in the number of new c-store outlet openings -- a direct contrast to the more developed markets where consolidation of the c-store market is reported.  Changing consumer preferences, lifestyle and rising income levels remain the major driving force for growth in the c-store industry within the Asian region. Moreover, the increasing share of modern retail outlets and emerging trends in organized retailing are anticipated to drive the growth of c-stores in Asia in near future.  North Asia accounts for close to 90 percent of the c-store industry.  C-store density is highest in Japan and Taiwan, with more than 350 stores per million people.  China recorded a 15.3 percent CAGR increase in the number of c-stores during the period 2004 to 2006.  In the future, Vietnam, Indonesia, and India are expected to be the best potential c-store markets. [Reuters 2009, Focus on the Asian Convenience Store Market: Forecast to 2010 http://wwwreuters.com/article/pressRelease/idUS141083+30-Mar-2009+BW20090330].

Trend of Convenience Stores in Vietnam

Vietnam’s retail landscape is undergoing rapid transformation, providing more outlets for proper display and marketing of products.  A number of Western-style mini-markets and convenience stores (e.g., MaxiMart, CityMart and Saigon Coop) are cropping up in the major urban areas.  According to recent research by the Ministry of Industry and Trade (MIT) [http://www.ecvina.com/home/?do=news&dtd=more&id=248, /publication for date], more than 2,000 convenience stores are operating across Vietnam.  A convenience store in Ho Chi Minh City (HCMC) can secure average sales of around VND200 million (US$12,233) per month.  Strong customer demand for convenient shopping experience has fueled the growth in the c-store sector, and has taken it into the league of the most dynamically growing sectors in the entire retail market.  C-stores have carved their niche for themselves in the grocery supply chain, serving top-up shopping necessities to supplement the supermarket shops.

While anecdotal reports suggest that shoppers perceive the mini-marts as expensive and per customer sales are still fairly low, most experts agree that this trend will continue to gather pace, as shown in Vietnam’s more developed neighbors.  At the moment, these outlets are said to account for about five percent of total retail trade, where most consumer purchases continue to take place at traditional street-side shops or official “wet” (or open food) and “dry” (or closed) markets organized by district governments.  Nevertheless, these new retail outlets are expanding rapidly in major cities and offer promising opportunities for distributing a wide-range of worldwide consumer goods.  New shopping developments are changing the way the wealthier and more cosmopolitan segment of urban Vietnamese shop.  Still, apart from these pioneering projects, retail outlets consist mainly of family-run market stalls or small street-front shops. [Vietnam Investment & Business Guide 2007, http://wwwbooks.google.com.vn/books?id=tWkKRGBt9EUC&pg=PA132&1pg=PA132&dg=At+the+moment,+the se_outlets+are+said+to+account+for+about+five+percent+of+total+retail+trade&source=bl&ots=4PCQ97BSv1&si

g=wbbB158HUSnR88eauACiHj_8ful0&hl=vi&ei=y3IsSoWrK5b06AOkgp3uCA&sa=X&oi=book_results&ct=resu lt&resnum=1#PPA132,M1]

Geography is a key factor in segmenting Vietnam’s market.  This includes not only the regional segmentation of North-Central-South, but also the segmentation of urban versus rural markets.  Vietnam is roughly divided into three separate economic regions surrounding core urban centers: the South centered on Ho Chi Minh City, the North based in Hanoi, and the Center focused on Da Nang.  The main distinctions among these regions are consumer purchasing ability, brand awareness and recognition. Vietnam’s per capita GDP stands at around $638, while unofficial estimates put HCMC’s per capita GDP as high as $1,700.  The actual disparity is probably even greater, as certain income elements that are not well captured in official statistics (such as remittances from overseas relatives and private sector activity) are centered more in the South.

Currently, consumer purchases are strongest in Ho Chi Minh City (and the contiguous provinces of Binh Duong, Dong Nai, and Ba Ria/Vung Tau), where there is a concentrated and growing population of consumers with disposable income.  Consumers in the South also tend to exhibit a greater degree of brand awareness than do consumers in the North and Central regions.  This is principally due to extensive contact with Westerners prior to 1975 and the influence of returning overseas Vietnamese. These defining factors have had an impact on market demand disparities, market entry strategies, product-line segmentation and marketing mix.  For many companies, the first marketing goal is to penetrate Ho Chi Minh City where well over half of all Vietnamese purchases of foreign consumer goods take place.

Convenience Store Competitive Landscape

Retail Trade in Vietnam

Although the traditional retail outlet still dominates the retail food sector, Vietnam’s retail industry is steadily transitioning away from the traditional trade outlets to the more modern mini-marts, supermarkets, hypermarkets and wholesale centers.  Modern trade has grown tremendously in the last seven years from only a few supermarkets in 1999/2000 to over 100 supermarkets, 4 hypermarkets and 8 wholesale centers in 2007; and, all indicators point to a strong potential for further development.  Almost all existing big retail chains in Vietnam (Coopmart, Maximark, Citimark, Fivimart, Intimex, Vinatex, and foreign-invested Big C, Pakson and Metro) have committed to further expansion both in big cities like Hanoi and Ho Chi Minh City (HCMC) as well as in smaller cities such as Binh Duong, Da Nang, Hai Phong and Daklak.  Some big foreign retail chains have already obtained permits to set up supermarkets in Vietnam, and others have closely studied this market sector for future investment. [Global Agriculture Information Network (GAIN) Report 2007, www.fas.usda.gov/GainFiles/200711/146293084.pdf]

Rapid growth of modern trade in Vietnam’s retailing sector continues to be fueled by strong economic growth, rising income levels (especially disposable income), a growing middle class, an increasing young population and expanding exposure to Western lifestyle.  Over the last seven years, modern trade in Vietnam grew at an average rate of 18 percent per annum and it is expected to continue at this level or higher for the next five years. [Global Agriculture Information Network (GAIN) Report 2007, www.fas.usda.gov/GainFiles/200711/146293084.pdf ]

By May 2008, Vietnam had over ten supermart chains owned by domestic investors.  All of the supermarts have been flourishing with the growth rate of 30-45 percent per annum.  Each of the supermart chains has 5-30 trade points on average, and they are trying to enlarge the coverage in localities.  Among the locally owned supermarkets, Coopmart is the largest chain, having grown from 13 stores in 2004 to 30 by 2008, and plans to have 50 supermarts by 2010 and 100 supermarts by 2015.  Vinatextmart is the second-biggest supermart chain with 45 operational supermarts and plans to expand to 80 supermarts in the chain by 2010.  Similarly, Citimart has expanded from 6 stores to 15 during the same period, while Fivimart has grown from 3 stores to 10, and Intimex from 4 stores to 10.  Convenience stores (modern small shops) have also experienced rapid growth in recent years, led by Trung Nguyen with 655 G7 marts; Saigon Co-op with 35 co-op stores; and Vissan with 30 stores. [Global Agriculture Information Network (GAIN) Report 2007, www.fas.usda.gov/GainFiles/200711/146293084.pdf ]

Vietnam’s Top 10 Retail Companies in 2007

Retailing Company	Brand(s)	Outlet Type	No. of outlets	Sales (US$m)
Saigon Union of Trading Cooperatives	Saigon Coop	Various	62	254
Saigon Jewelry Holding	SJC	Others	115	214
Nguyen Kim Tien Trade & Service	Saigon Nguyen Kim Shopping Center	Hardline	2	165
Phu Nhuan Jewelry Joint Stock	PNJ	Others	78	116
G7 Trading & Service	G7 Mart	C-Store	655	90
Casino Guichard Perrachon SA	Big C	Hypermarket	7	67
Hanoi General Trade JSC	Hapro Mart	Various	60	53
International Beverages Co (IBC)	Diamond Plaza	Dept Store	1	49
FPT Corp	FPT	Hardline	15	49
Ho Chi Minh City Book Distribution	Fahasa	Bookstore	26	35

Source: Global Agriculture Information Network (GAIN) Report 2007

According to the Ministry of Industry and Trade, Vietnam had approximately 400 supermarkets, 60 trade centers and 2,000 convenience stores as of April 2008.  The country expects to have 700-750 supermarkets, 150 trade centers and thousands more convenience stores by 2010 [Asia/ Middle East & South Asia Monitoring Service, Monthly Market News Update 2008, www.apllogistics.de/de/news/2008.11/AMESANewsMonitorOct08.pdf].

Timex A&S Gas Stations

The gas stations of Timex A&S are located on major national routes, key intersections and industrial parks of Dong Nai province.  Timex A&S is in the process of constructing two large gas stations along Vietnam’s two major highways, Route 1 (linking Ho Chi Minh City and Hanoi) and Route 20 (linking Ho Chi Minh City and Dalat City).  Timex A&S also is preparing to build a gas and oil depot in the Nhon Trach district near Ho Chi Minh City (“HCMC”), with an estimated investment of US$30 million.  Timex A&S is making aggressive efforts to build gas stations in the best available real estate zones in industrial park in Long Thanh district.  Timex A&S plans to build gas stations around Vietnam’s upcoming main international airport.

Timex A&S Gas Stations Currently in Operation

Order number	Name of station	Total area (m2)	The kinds of goods associated with gas-oil	Note regarding location
1	Long Khánh gas station	4,934	building materials + gas fuel	the front on Highway 1, LK A centre Commune
2	Hàng Gòn gas station	1,400	Gas fuel	the front on Highway 56, No1
3	Long Binh Tân gas station	9,996	building materials + gas fuel	the front on Highway 51, applying widely
4	Phuoc Bình gas station	2,434	Gas fuel	the front on Highway 51B
5	Long Tân gas station	9,431	Gas fuel	in Nhơn Trạch industrial park(No 2)
6	Xuân Thanh gas station	1,400	building materials + gas fuel	Ngã 3 Dầu Giây Centre (No 3)
7	Tín Thành gas station	1,400	Gas fuel	the front on Highway 1, No4
8	Túc Trung gas station	1,531	Gas fuel	the front on Highway 20, No5
9	Suoi Tre gas station	2,000	Gas fuel	the front on Highway 1, No6
10	Suoi Tre 2 gas station	5,920	Gas fuel	the front on Highway 1, No7
11	Quang Trung gas station	1,394	Gas fuel	the front on Highway 20, No8
12	Gia Tân gas station	1,290	Gas fuel	the front on Highway 20, No9
13	Vĩnh An gas station	1,133	Gas fuel	Vĩnh An Town Centre (C)
14	34 gas station	795	Gas fuel	Long Khánh Town Centre
15	Xuân Tân gas station	856	Gas fuel	the front on Highway 1
16	Ngã 3 Vũng Tàu gas station	2,430	Gas fuel	the front on Hà Nội Road, No 1
17	Nhơn Trạch gas station	633	Gas fuel	in Nhơn Trạch industrial park
18	Xuân Thọ gas station	3,477	Gas fuel	the crowded resident
19	35 gas station	6,454	building materials + gas fuel	the front on Highway 1, Long Khánh Town
20	97 gas station	272	Gas fuel	the front on Highway 1
21	Phú Lý gas station	7,192	Gas fuel	the front on 767 Street, near market
22	Cầu Mới gas station	5,420	Gas fuel	the front on Highway 1K, No 2
23	Tân Bình gas station	2,360	Gas fuel	Ngã 3 Bến Cá to Tân Triều
24	Tân Phong gas station	954	Gas fuel	the front on Highway 1K, near market No 3
25	Thạnh Phú gas station	727	Gas fuel	the front on Highway 1, near hospital No 3
26	Tân Tiến gas station	1,159	Gas fuel	the front on 768 Street + near market, industrial park
27	Tân Hoà gas station	985	Gas fuel	the front on Highway 1
28	ICD Biên Hòa gas station	240	Gas fuel	the front on Highway 51, No 5

Gas Stations Under Construction

Order number	Name of Station	Total area (m2)	Completion Time
1	Xuân Lộc gas station	2,800	Completed in March 2009
2	La Ngà gas station	1,960	Construction began on December 15, 2008 and estimated completion on April 15, 2009.
3	Tân phú gas station	2,000	Completed in February 2009
4	Bàu Hàm gas station	2,000	Completed in February 2009
5	Long Bình gas station	2,000	September 2009
6	25C Nhơn Trạch gas station	6,000	October 2009
7	Hiệp Phước gas station (in Commercial Area project 51ha Hiệp Phước)	3,000	• October 30, 2008 - beginning of designed and building documentation • April 15, 2009 – Construction completion in September 15, 2009.
8	Xa Song Trau – Huyen Trang Bom gas station	2,000	December 2009

General Information

•

Current number of stations: 28

•

Total area of gas stations: 78,217 m²

•

Total Revenue: approx. US$90 million

•

Total Profit Before Tax: approx. US$ 1.5 million

Expansion Plan

Timex A&S’s goal is to build each petrol station into a partner convenience store network that will stand as a vibrant channel of retail trade and an anchor business for the neighborhoods of Vietnam.

The Market Opportunity for Gas Retailing Business in Vietnam

Asia remains the fastest growing convenience store market in the world.  In Asia, the convenience store concept has grown 14 percent more than the global market growth. [CBRE, Asia marketview: Quarter 1/ 2009, http://www.cbre.com.cn/china/eng/document/MarketReports/09Q1%20AMV.pdf]  All Asian countries show a very low saturation point for convenience stores as compared to population.  Markets such as Vietnam are just beginning to have the demographics with respect to broad purchasing power to sustain and grow such a concept.  As Vietnam’s economy matures, people will tend to stay up later (due to work schedules) making the concept of convenience stores even more attractive to local customers.

Also, as Vietnam’s retail market opens up for true competition due to the country’s WTO status, foreign investors will find the market much more attractive.  One of the barriers that foreign investors will face is the availability of sites for operation.  This gives rise to an opportunity for cooperation between parties.

Dong Nai province authorities are encouraging prestigious entities to establish and operate gas stations in the province to reduce speculations from small retailers as well as to ensure the supply and quality of products.

The concept of convenience stores has not as yet taken off in Vietnam. Management believes the needs of Vietnamese consumers are currently reasonably well satisfied at competitive prices by the unorganized retail sector such as the neighborhood store.  Management believes most consumers in Vietnam today are unwilling to pay the price premiums required to support the organized convenience store business model, which limits the c-store operator’s ability to charge a premium for the higher service levels that it may provide.  Coupled with this are the difficulties in operating a profitable convenience store business model in Vietnam where the supply chain for most products remains highly fragmented and inefficient.  Management believes the critical issue hence is to develop a product assortment that would drive both traffic and consumer purchases.

Operating a c-store requires a certain set of capabilities.  Petroleum retailing, sourcing and supply chain management are critical skills for a c-store operator and may need to be outsourced by Vietnamese petroleum marketers as they build other consumer facing skills.  Timex A&S plans to make an alliance with an established retail chain to provide the required skill synergies and also ensure immediate consumer credibility and trials.

Timex A&S is one of the two leading gas retailers in Dong Nai province, and will have the advantage of owning the land on which the stations are operated (Vietnam has some of the highest commercial leasing rates in S.E. Asia) [CBRE, Asia marketview: Quarter 1/ 2009, http://www.cbre.com.cn/china/eng/document/MarketReports/09Q1%20AMV.pdf].  All of the Saigon Coop and G7 Mart stores are being built on leased property, which is very expensive in Vietnam.  It is forecast that average monthly rental rates in 2009 for purpose-built retail on the ground floors will reach US$25 per square meter.  Timex A&S will also have the advantage of offering gas stations at the convenience stores, with a captive audience from the booming market of motorbikes and motorists in Vietnam.  There are currently no other significant competitors operating in Vietnam with the convenience store/gas station concept that has proven to be so successful around the world.   There also is a tremendous market near the industrial parks, which most of Timex A&S’s competitors have not focused on.

The Planned Timex A&S Convenience Stores

The “Community Service Center”

The Company believes Vietnam is a unique market for convenience stores when compared to other geographic markets, due to the recent and continuing growth of the economy and migration of the population migrate to urban centers, as discussed above.  Much of the population has the long-standing tradition of buying from local stores or road-side stalls.  In order to gain market penetration, Timex A&S will build out the brand as a “Community Service Center” and become an anchor business for the local community.

Corporate Branding

The Company believes it will be critical to create a unified and credible brand name for the convenience store and petrol company in Vietnam so that customers will begin associating the Timex A&S brand with reliability, confidence and quality.  Such branding will also help Timex A&S to overcome the problem in Vietnam of adulterated fuel; a strong brand will help to build a strong belief in the quality of the product on a national level.

Future Growth

Once the Community Service Center concept becomes established, the Company believes revenue growth will potentially accelerate, as more revenue channels become attainable once a certain number of stores with the same logistical ordering network are in place.  In the future, Timex A&S expects to build out private label brands, such as soft drinks, coffee and cigarettes.  By partnering with local manufacturers, the Company believes economies-of-scale and improved profit margins can be created when compared to purchasing from non-private label sources.

The larger convenience stores that Timex A&S is planning may provide additional services such as:

•

Passenger and container services;

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Lodging options;

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Restaurant;

•

Basic medical services (in cooperation with local hospitals)

Success Factors for Planned Convenience Stores

Timex A&S’s gas stations are located in areas with high foot traffic which make for what management believes to be a significant advantage for the planned convenience stores.  Currently Timex A&S’s gas stations are around industrial parks.  As the network grows, Timex A&S expects to begin opening stations in residential areas.

Pricing and marketing strategies are also important tools because companies also have to compete and keep-up with the prices of goods sold in other convenience stores, markets, supermarkets and groceries.  Examples of potential products that will set Timex A&S apart from competitors includes selling “value meals” sourced from local vendors that could actually be loss leaders in order to create a regular flow of daily traffic.

Timex A&S intends to set prices at a level for sufficient gross profit, covering overhead expenses and a reasonable net profit.  Since Timex A&S will not be able to buy in large volumes like superstores, Timex A&S will emphasize service and convenience rather than low pricing.  Once Timex A&S stations are built into Community Service Centers in the community, the Company believes the local residents will become more willing to pay a premium for the convenience that the stores offer.

Promotion of the convenience store concept is another key consideration.  Many people in Vietnam still prefer buying from sidewalk vendors and the traditional stores rather than from convenience stores.  The Company believes that competitors who have attempted to penetrate this early market have not factored what makes Vietnam such a unique opportunity.  They simply took a convenience store concept that works in another country and applied it directly to Vietnam with only moderate success.  The Company believes that the concept of the convenience store as a Community Service Center will quickly allay such resistance from local residents.  The Vietnamese currently view convenience stores as places with very high prices as compared to local shops.  By creating a net of vital services that a community needs on a daily basis, management believes Timex A&S stores will truly become convenient for locals since they will see the stores not as a luxury, but a necessity.

An efficient distribution and logistics system is important, due to its significant effect on pricing and marketing strategies.  Hence, the Company believes Timex A&S’s experience in distribution and logistics in gas station product is critical.

Building the Network

Timex A&S currently operates 28 gas stations in Dong Nai province.  The market is very competitive, requiring aggressive pricing strategies; gross profit margin is only around 3.25 percent.  In order to utilize Timex A&S’s current competitive advantage of having an established network of gas stations and to enhance the overall profitability, Timex A&S intends to build a network of convenience stores to capture additional spending on items in addition to petrol from the same customers visiting the gas stations.  The Company believes that, initially, it will take six months to build out each convenience store (simultaneously in groups.)  Due to economies of scale, that timeline will decrease.  Each store is estimated to cost US$500,000 to US$700,000 depending on the size of the store, condition of the land, and renovation costs.  This setup cost includes consulting fees, startup inventory, architectural plans, branding, marketing assistance and Point-of-Sale (“POS”) consulting.  The fee assumes contributions from vendors (such as Coca-Cola installing coolers) at an average size of 2,200 square feet per store. Timex A&S will need to raise additional financing to implement these plans. However, there can be no assurance the funding needed to implement Timex A&S’s business plan will be available on terms acceptable to Timex A&S, or at all.

Funding Requirements

Timex A&S plans to develop a convenience store (“c-store”) network of 40 stores over a three-year period.  Some of the c-stores will be done by retrofitting existing properties, while the others will involve acquiring additional land adjacent to gas stations.  For gas stations with higher traffic flows, a larger c-store will be built to cater for the higher customer flow.  These large c-stores have higher setup costs and land acquisition costs due to its size.  The setup costs for large stores are US$0.7 million as compared to the US$0.5 million per store costs of regular size c-stores.  The land acquisition cost is also higher at US$0.7 million as compared to US$0.35 million for a regular store.

Startup Costs per Store

(USD Mil)	Regular C-Store	Large C-Store
Start-Up Costs	$0.5	$0.7
Consulting fees, startup inventory, architectural plans, branding, marketing assistance and Point-of-Sale (“POS”)
Land Acquisition Cost	0.35	0.7
Total Costs per Store	$0.85	$1.4

Convenience Store Development Plan

Development Plan

Development Plan	Year 1	Year 2	Year 3	Total
Regular Stores	9	9	3	21
Regular w/ Land Acquisition	7	9	3	19
Large Stores	4	5	10	19
Large w/Land Acquisition	3	4	9	16
Total Stores	13	14	13	40

Total Number of Gas Stations and Convenience Stores

Total No of Gas Stations & C-Stores	Year 1	Year 2	Year 3	Year 4
Gas Stations	34	36	40	40
Regular C-Stores	9	18	21	21
Large C-Stores	4	9	19	19

Convenience Store Funding Requirements

The setup costs for convenience stores include consulting fees, startup inventory, architectural plans, branding, marketing assistance and Point-of-Sale (“POS”) consulting.  Some of the c-stores would require acquisition of land adjacent to the gas stations to build the store.  In some cases, the Company might be able to lease or sublet the land from third party; however, it is assumed that land would be acquired in the following model.

Funding Requirements

Funding Requirements: (USD Mil)	Year 1	Year 2	Year 3
Regular Stores Startup Costs	$5.00	$5.50	$1.50
Large Stores Startup Costs	2.10	2.80	8.40
Total C-Stores Startup Costs:	$7.10	$8.30	$9.90
Land Acquisition Costs	4.90	6.65	7.35
Total:	$12.00	$14.95	$17.25

There is no assurance the funding needed to implement Timex A&S’s business plan will be available on terms acceptable to Timex A&S, or at all.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•

Our ability to raise capital when needed and on acceptable terms and conditions;

•

The intensity of competition; and

•

General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Results of Operations for the Three Months Ended March 31, 2009 and 2008

Revenues for the three months ended March 31, 2009 were $16,515,528 compared to $22,272,246 for the three months ended March 31, 2008. We attribute the decrease of $5,756,718 to the decrease in petroleum retailing price and lower customer demand for the three months ended March 31, 2009 compared to the same period last year. Average price of petroleum was $0.58 per liter for the three months ended March 31, 2009 as compared to $0.75 for the same period last year.

Cost of revenue for the three months ended March 31, 2009 were $15,712,544 compared to $21,221,052 for the three months ended March 31, 2008. We attribute the decrease of $5,508,508 to the decrease in petroleum retailing price and less customers’ demand  in the three months ended March 31, 2009 compared to the same period last year. Petroleum sales volume for three months ended March 31, 2009 were 28,055,767 litres compared to 29,696,546 litres for the three months ended March 31, 2008.

Timex A&S’s operating expenses for the three months ended March 31, 2009 were $400,528, compared to $245,518 for the three months ended March 31, 2008. We attribute the increase of $161,373 primarily to an increase in payroll expenses as a result of an annual pay rise and increase in the number of employees.

Income tax expense for the three months ended March 31, 2009 was $26,593 compared to $0 for the three months ended March 31, 2008.

As a result of the foregoing, net income for the three months ended March 31, 2009 was $360,506, compared to $692,252 for the three months ended March 31, 2008.

Liquidity and Capital Resources

As of March 31, 2009, cash and cash equivalents were $511,778, compared to $536,732 as of December 31, 2008.

The Company used cash of $13,425 in operating activities for the three months ended March 31, 2009 while generated cash of $139,659 in operating activities for the same period in 2008. The major reasons are an increase in inventory and deferred revenue and an increase in accounts receivable, partly offset by increase in account payables and payable to related parties.

The Company used cash of $21,092 in investing activities for the acquisition of property and equipment for the three months ended March 31, 2009, compared to $0 for the same period in 2008.

Results of Operations for year ended December 31, 2008 and 2007

Revenues for the year ended December 31, 2008 were $91,904,306, compared to $63,805,811 for the year ended December 31, 2007. We attribute the increase of $28,098,495 to the increase in petroleum retailing price and customers’ demand  for the year ended December 31, 2008 compared to the same period in 2007.

Cost of revenues for the year ended December 31, 2008 were $88,370,100, compared to $61,934,938 for the year ended December 31, 2007. We attribute the increase of $26,453,162 to the increase in petroleum retailing price and customers’ demand  for the year ended December 31, 2008 compared to the same period in 2007.

Operating expenses for the year ended December 31, 2008 were $1,221,269, compared to $985,433 for the year ended December 31, 2007.  We attribute the increase of $235,836 primarily to the increase in general and administrative expenses as a result of an annual pay rise and increase in the number of employees and an increase in the audit fee of 2008.

Income tax expense for the year ended December 31, 2008 was $555,260.

As a result of the foregoing, net income for the year ended December 31, 2008 was $1,422,129, compared to $626,257 for the year ended December 31, 2007.

Liquidity and Capital Resources

As of December 31, 2008, cash and cash equivalents were $536,732, compared to $133,463 as of December 31, 2007.

The Company generated cash of $2,352,172 in operating activities for the year ended December 31, 2008 while generated cash of $615,602 from operating activities for the year ended December 31, 2007. The major reasons are a decrease in accounts receivable and inventory and partly offset by decrease in payable to related parties.

In investing activities, the Company used net cash of $238,945 for acquisition of property and equipment for the year ended December 31, 2008, compared to $0 for the same period in 2007.

In financing activities, during the year ended December 31, 2008, the Company used cash flows of $1,614,555, which included $1,914,184 of return of common stock to the Parent Company, $1,422,129 of dividend declared and paid, offset by $1,721,758 of proceeds from issuance of common stock.

Off-Balance Sheet Arrangements

None.

Item 3.

Properties

Our principal executive offices are located at 95A Cach Mang Thang Tam, Quyet Thang Ward – Bien Hoa City – Dong Nai Province, Vietnam. The offices consist of approximately 1,046 square metres, which are leased for approximately $290 per month for rent and related costs. We believe that our properties are adequate for our current and immediately foreseeable operating needs.

Item 4.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth certain information, as of August 13, 2009 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Directors and Officers:
Quach Van Duc	12,590,457 (3)	49.39%
Le Huu Tinh	12,590,457 (3)	49.39%
Nguyen Thi bach Huong	2,177,807 (4)	8.54%
Do Van Thang	2,177,807 (4)	8.54%
All officers and directors as a group	14,768,264	57.93%

* Less than 1%

(1)

Except as otherwise indicated, the address of each beneficial owner is the Company’s address.

(2)

Applicable percentage ownership is based on 25,494,200 shares of common stock outstanding as of August 13, 2009 (not including 30,405,800 shares of common stock held in escrow pursuant to the Escrow Agreement), together with securities exercisable or convertible into shares of common stock within 60 days of August 13, 2009 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of August 13, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Shares are co-owned by Quach Van Duc and Le Huu Tinh.

(4)

Shares are co-owned by Nguyen This bach Huong and Do Van Thang.

Item 5.

Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors following the Initial Acquisition of Timex A&S.

Name	Age	Position
Roderick D. Davies	61	Chief Executive Officer
Patrick Bailey	35	Chief Financial Officer
Quach Van Duc	50	President and Chairman
Nguyen Thi Bach Huong	51	Vice President and Director (1)
Patricia Skarpa	48	Director (1)
Le Van Danh	59	Director (1)
Dang Quang Vinh	32	Director (1)
Nguyen Thi Thuy	51	Director (1)
Truong Minh Tien	31	Director (1)
Quach Dan Phu	40	Director (1)
Le Huu Tinh	44	Director (1)
Do Van Thang	36	Director (1)

(1) Patricia Skarpa will resign as the director of the Company, upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the directors of Timex A&S (in addition to Quach Van Duc, who was elected upon the Initial Closing), consisting of Le Van Danh, Nguyen Thi Bach Huong, Dang Quang Vinh, Nguyen Thi Thuy, Dang Quang Vinh, Truong Minh Tien, Quach Dan Phu, Le Huu Tinh, and Do Van Thang, will be elected directors of the Company, effective upon the Company’s meeting its information obligations under the Exchange Act.

Roderick D. Davies, Chief Executive Officer

Rod Davies has more than ten years of experience in construction management with his own company (Architectural Special Products, Inc. in Florida) providing consulting services to architects, and is a certified Construction Documents Technologist.

Currently, Mr. Davies is an advisor to a Boston-based group that has developed software for convenience store operations in addition to convenience store market research.

Mr. Davies’s international experience is wide and varied.  Mr. Davies currently manages contracts, process and conflict resolution for U.S. companies acquiring assets in China.  Mr. Davies has established supply chains for extensive consumer products lines, including feasibility, design, prototyping and finished goods manufacturing; and, he has developed client relationships for U.S. companies needing product development assistance, sourcing and supply chain management for consumer goods manufactured in Asia.

Additionally, Mr. Davies has considerable retail management experience.   He set up a 130 in-store program for K-Mart (through his business: Tri-Cor Products), and also established 30 retail outlets for the Lifelike Company in Denver with complete responsibility for financial management, market analysis, product selection, inventory control, staffing and “detailing” (restocking) the retail locations, and reporting sales and growth trends by product line.

Mr. Davies is a mechanical engineer by training at both Brigham Young University and the University of Michigan.  He was a Fellow at Taunton College in Somerset, England, and has advanced educational certification by the Construction Specifiers Institute as a Construction Documents Technician (CSI-CDT).

Patrick Bailey, Chief Financial Officer

Prior to become Chief Financial Officer of the Company, Patrick Bailey was Director of Finance for Flextronics International in Shenzhen, China from 2006. From 2003 to 2006 Mr. Bailey was a Staff Accountant at the Office of Compliance Inspections and Examinations of the Securities and Exchange Commission in Washington, D.C. Mr. Bailey received an MBA from Yale University and a BA from Brigham Young University.

Quach Van Duc, President

Quach Van Duc, 50, has been President and Chairman of the Board of Management of Timex A&S since November 2008. Since January 2004, Mr. Van Duc has been Chairman and President of Tin Nghia Company, Timex A&S’s current parent company. Mr. Van Duc received a BA from Ho Chi Minh University of Economics.

Nguyen Thi Bach Huong, Vice President and Director

Nguyen Thi Bach Huong, 51 has been Vice President and Member of the Board of Management of Timex A&S since November 2008. Mr. Huong has been Vice President of Tin Nghia Company since January 2004. Ms. Huong received a BA from Ho Chi Minh Univesity of Economics and Bachelor of Law from Ho Chi Minh University.

Le Van Danh, Director

Le Van Danh, 59 was Chief Executive Officer and a Member of the Board of Management of Old Timex from November 2008 until the Closing Date, and Director of Old Timex from July 2008 to October 2008. From January 2005 to June 2008, Mr. Danh was Director of Hotel & Tourism, Service & Trade Center. From July 2008 to October 2008. Mr. Van Danh received a BA and an MBA from Ho Chi Minh University.

Dang Quang Vinh, Director

Dang Quang Vinh, 32, has been Vice Director of Timex A&S since October 2008. Mr. Vinh was Director of Tan Phu Stop Station from August 2006 to October 2008 and Manager of ICD Bien Hoa, a wholly subsidiary of Tin Nghia, is operating in forwarding import-export services from October 2005 to August 2006. From January 2004 to September 2005, Mr. Vinh was an officer at Dong Nai province’s Customs. Mr. Vinh received a BA from Ho Chi Minh University of Economics.

Nguyen Thi Thuy, Director

Nguyen Thi Thuy, 51, has been Vice Director of Timex A&S since January 2004. Ms. Thuy received a BA Ho Chi Minh Accounting & Finance University.

Truong Minh Tien, Director

Truong Minh Tien, 31, has been Vice Director of Timex A&S since August 2008. From February 2007 to September 2008, Mr. Tien was Manager of Timex A&S. From January 2004 to January 2007, Mr. Tien was an employee at Nha Mo Company Ltd., a consulting, design and construction company. Mr. Tien graduated from and received a Master’s from Ho Chi Minh Polytechnic University.

Quach Dan Phu, Director.

Quach Dan Phu , 40, has been Vice Director of Timex A&S since November 2008. From 1999 to 2006 Mr. Phu was Manager/Export-Import of ICD Bien Hoa, a wholly subsidiary of Tin Nghia, is operating in forwarding import-export services. Mr. Phu received a Bachelor’s from Ho Chi Minh Accounting & Finance and an Engineering degree from Ho Chi Minh Polytechnic University and MSC from Management Development Institute of Singapore.

Le Huu Tinh, Director

Le Huu Tinh, 44, has been a Member of the Board of Management of Timex A&S since November 2008. Since May 2007 Mr. Tinh has been Vice President of Tin Nghia Company. From January 2004 to April 2007 Mr. Tinh was Chief Accountant of Tin Nghia Company. Mr. Tinh received a BA, MBA and PhD from Ho Chi Minh University of Economics.

Do Van Thang, Director

Do Van Thang, 36 has been a Member of the Board of Management of Timex A&S since November 2008. Mr. Van Thang has been Manager—Financial Department of Tin Nghia Company since April 2008. Mr. Thang was Specialist at Dong Nai Finance Department from January 2004 to July 2007. From January 2004 to July 2007, Mr. Thang studied at Nottingham University, UK for Ph. D Degree .  Mr. Thang received an MBA from Maastricht School of Management and a PhD from The University of Nottingham. From January 2005 to March 2008, Mr. Thang studied at Nottingham University, UK for Ph. D Degree.

Patricia Skarpa, Director

Patricia Skarpa will resign as a director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act.

Ms. Skarpa served as President of the Company from March 2007 until the Closing Date. Prior to that, she was an executive/legal secretary at Deloitte & Touche (February 1983 through February 1991), Crady, Jewett & McCully, LLP (February 1991 through October 1993), and John M. Young, Attorney-at-Law (October 1993 through October 2005). From October 2005 to March 2007, she performed services on an independent contractor basis. She also has owned and managed Exclusive Building Services, an unincorporated commercial janitorial services company which is still in limited operation. All of these entities were located in the Houston, Texas area.

Item 6.

Executive Compensation

The following table sets forth all compensation paid in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year for our last two completed fiscal years. No other officer of ours received compensation in excess of $100,000 for either of our last two completed fiscal years.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Le Van Danh, CEO	2008	12,700							12,700
	2007	8,940							8,940

Ensign’s sole officer, did not receive any compensation during Ensign’s last 2 completed fiscal years.

Employment Agreements

We are not party to any employment agreements.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards as of the end of our last completed fiscal year.

Director Compensation

No director of Timex A&S received any compensation for services as director during out last completed fiscal year.

No director of Ensign received any compensation for services as director during its last completed fiscal year.

Item 7.

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

During its last completed fiscal year, Ensign operated out of office space located at 914 Park Knoll Lane, Katy, TX 77450 provided to us by its sole officer, Patricia Skarpa at no cost. Ms. Skarpa incurred no incremental costs as a result of Ensign’s using the space. Therefore, she did not charge Ensign for its use. There was no written lease agreement.

Director Independence

Our sole director, Patricia Skarpa, is not independent as defined under the Nasdaq Marketplace Rules. Ms. Skarpa will resign as the sole director of the Company, upon the Company’s meeting its information obligations under the Exchange Act, and will be replaced by the directors of Timex A&S.

Item 8.  Legal Proceedings

We are not party to any legal proceedings.

Item 9.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company’s common stock is eligible for quotation on the Over-the-Counter Bulletin Board under the symbol “ESVC”. There is currently no trading in the Company’s common stock.

As of August 13, 2009, there were approximately 446 holders of record of the Company’s common stock.

The Company does not currently have any shares of common stock reserved for issuance.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have an equity compensation plan.

Item 10.

Recent Sales of Unregistered Securities

Pursuant to and upon the Initial Closing of the Share Exchange Agreement, on August 13, 2009, the Company issued to the Timex A&S Shareholders an aggregate of 15,494,200 shares of its common stock in exchange for 49% of the issued and outstanding shares of Timex A&S, and placed an aggregate of 30,405,800 shares of its common stock in escrow pending the approval and registration of the acquisition of the remaining 51% of the outstanding capital of Timex A&S.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

Item 11.

Description of Securities

The Company’s authorized capital stock consists of 74,000,000 shares of common stock at a par value of $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.001 per share.  As of August 13, 2009, there were 25,494,200 shares of the Company’s common stock issued and outstanding (not including 30,405,800 shares of common stock held in escrow pursuant to the Escrow Agreement) that are held by approximately 446 stockholders of record. No shares of preferred stock have been issued.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Item 12.

Indemnification of Directors and Officers

The Company’s Articles of Incorporation provide that the Company shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Nevada as set forth in Nevada Revised Statutes (NRS) Chapter 78. The Company’s Articles of Incorporation also provide that a director of the Company shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Nevada Law as the law exists or may be amended in the future.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 13.

Financial Statements

Reference is made to the filings by Ensign on Form 10-K and 10-Q for Ensign’s financial statements.

The financial statements of Timex A&S begin on Page F-1.

Item 14.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 3.02 Unregistered Sales of Equity Securities

See Item 2.01.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01.

Item 5.06  Change in Shell Company Status.

See Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of Timex A&S. See Page F-1.

(b) Pro forma financial information. See Exhibit 99.2.

(c) Shell company transactions. See (a) and (b) of this Item 9.01

(d) Exhibits

Exhibit Number	Description
10.1*	Share Exchange Agreement, dated as of March 19, 2009 among Ensign Services, Inc., certain of the shareholders of Ensign Services, Inc, Timex A&S and the shareholders of Timex A&S
10.2*	Amendment No. 1 to Share Exchange Agreement, dated August 6, 2009, among Ensign Services, Inc., Timex A&S, and the shareholders of Timex A&S
10.3*	Escrow Agreement, dated August 6, 2009, among Ensign Services, Inc., Timex A&S, the shareholders of Timex A&S, and Sichenzia Ross Friedman Ference LLP, as escrow agent
99.1

Cooperation Agreement, dated June 19, 2009, between Timex Assets & Services, Inc. and Tin Nghia Petrol Trading Company Limited. (filed as exhibit to 8-K filed June 25, 2009 and incorporated herein by reference)

99.2*	Pro forma financial information

* Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSIGN SERVICES, INC.

Dated: August 13, 2009

By: /s/ Quach Van Duc

Name: Quach Van Duc

Title: President and Chairman

Tin Nghia Petrol Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

Unaudited financial statements prepared in accordance

with U.S. generally accepted accounting principles

March 31, 2009

Tin Nghia Petrol Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

CONTENTS

Pages
UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

Unaudited interim condensed balance sheets	F-3

Unaudited interim condensed statements of income	F-4

Unaudited interim condensed statements of cash flows	F-5

Notes to the unaudited interim condensed financial statements	F-6

Tin Nghia Petroleum Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

UNAUDITED INTERIM CONDENDSED BALANCE SHEETS

	March 31, 2009	December 31, 2008*

ASSETS

CURRENT ASSETS
Cash	$511,778	$536,732
Accounts receivable, net of allowance for doubtful accounts (US$2,546 and US$4,948 as of March 31, 2009 and Dec 31, 2008, respectively)	1,696,983	1,416,713
Receivables from related parties	462,063	508,162
Inventory	1,999,589	1,845,057
Other current assets	98,791	38,395
TOTAL CURRENT ASSETS	4,769,204	4,345,059

Long-term investment	1,365,537	-
Property and equipment, net	1,241,434	1,274,333
Other non-current assets	58,733	61,927
Deferred tax asset	5,994	4,335
TOTAL ASSETS	$7,440,902	$5,685,654

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,882,398	$1,622,962
Payables to related parties	1,586,259	2,800
Income taxes payable	479,509	552,775
Deferred revenue	58,716	404,996
Deferred tax liabilities	6,820	6,820
Accrued expenses and other current liabilities	37,358	67,877
TOTAL CURRENT LIABILITIES	4,051,060	2,658,230

Other long term liabilities	30,129	31,344
Commitments and contingencies (Note 4)

SHAREHOLDERS’ EQUITY
Common stock, par value $0.60 per share, 21,343,760 authorized as of March 31, 2009 and December 31, 2008; Issued and outstanding: 20,154,760 as of March 31, 2009 and December 31, 2008	12,092,855	12,092,855
Discount on common stock issued	(9,040,913)	(9,040,913)
Accumulated other comprehensive loss	(52,735)	(55,862)
Retained earnings	360,506
TOTAL SHAREHOLDERS’ EQUITY	3,359,713	2,996,080
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,440,902	$5,685,654

* Amounts for the year ended December 31, 2008 were derived from the December 31, 2008 audited financial statements.

See accompanying notes to the unaudited interim condensed financial statements

Tin Nghia Petroleum Joint Stock Company

(Formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

UNAUDITED INTERIM CONDENSED STATEMENTS OF INCOME

	For the three months period ended March 31,
	2009	2008

Net revenue from third parties	$16,308,384	$21,448,645
Net revenue from related parties	207,144	823,601
Total net revenue	16,515,528	22,272,246

Cost of revenue from third parties	(15,515,471)	(20,436,323)
Cost of revenue from related parties	(197,073)	(784,729)
Total cost of revenue	(15,712,544)	(21,221,052)
Gross profit	802,984	1,051,194

Sales and marketing expenses	(270,093)	(191,277)
General and administrative expenses	(130,435)	(54,241)
Operating income	402,456	805,676

Interest income	4,249	12,557
Interest expense	(24,700)	(130,629)
Other income	5,094	4,648

Income before income taxes	387,099	692,252
Provision for income taxes	26,593	-

Net income	$360,506	$692,252

Net income per share

Basic and diluted	$0.02	$0.03

Weighted average number of shares outstanding – basic and diluted	20,154,760	21,046,510

See accompanying notes to the unaudited interim condensed financial statements

Tin Nghia Petroleum Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

	For the three months period ended March 31,
	2009	2008

Cash flow from operating activities
Net income	$360,506	$692,252
Adjustment to reconcile net income to net cash used in operating activities
Depreciation	55,213	48,850
Provision (Benefit) for deferred income taxes	790	-

Changes to operating assets and liabilities
Accounts receivable	(284,386)	(388,986)
Receivable from related parties	45,057	(624,699)
Inventory	(155,328)	725,796
Other current assets	(61,653)	(181,669)
Other non-current assets	3,349	(511)
Accounts payable	262,817	449,913
Payable to related parties	222,643	(432,793)
Income taxes payable	(72,976)	-
Deferred revenue	(354,354)	(40,619)
Accrued expenses and other liabilities	(33,818)	(107,875)
Other long term liabilities	(1,285)	-
Net cash (used in) provided by operating activities	$(13,425)	$139,659

Cash flow from investing activities
Acquisition of property and equipment	(21,092)	-
Net cash used in investing activities	$(21,092)	$-

Effect of exchange rate changes on cash	9,563	5,838
Net (decrease) increase in cash	$(24,954)	$145,497
Cash at beginning of period	536,732	133,463
Cash at end of period	$511,778	$278,960

Supplemental information:

Cash paid during the year for:
Interest paid	24,700	-

Non-cash investing activities:
Acquisition shares of Dai A bank	1,365,537	-

See accompanying notes to the unaudited condensed financial statement

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The accompanying unaudited interim condensed financial statements of the Company were prepared in accordance with the United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ended December 31, 2009.

These unaudited interim condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the years ended December 31, 2006, 2007 and 2008.

New accounting standards

In September 2006, the FASB issued SFAS No.157, Fair Value Measurement (“SFAS 157”). SFAS 157 addresses standardizing the measurement of fair value for companies that are required to use a fair value measure of recognition for recognition or disclosure purposes. The FASB defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an ordinary transaction between market participants at the measurement date”. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The FASB deferred the effective date of SFAS 157 for non-financial assets and liabilities measured on a non-recurring basis for one year, to fiscal years beginning after November 15, 2008, with early adoption permitted. The Company does not expect SFAS 157 to have any material impact on its financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 141 (Revised), Business Combinations (SFAS 141(R)). This Statement will apply to all transactions in which an entity obtains control of one or more other businesses. In general, SFAS No. 141(R) requires the acquiring entity in a business combination to recognize the fair value of all the assets acquired and liabilities assumed in the transaction; establishes the acquisition date as the fair value measurement point; and modifies the disclosure requirements. Additionally, it changes the accounting treatment for transaction costs, acquired contingent arrangements, in-process research and development, restructuring costs, changes in deferred tax asset valuation allowances as a result of business combination, and changes in income tax uncertainties after the acquisition date. This Statement applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009. However, starting January 1, 2009, accounting for changes in valuation allowances for acquired deferred tax assets and the resolution of uncertain tax positions for prior business combinations will impact tax expense instead of impacting goodwill. The Company is currently evaluating the requirements of SFAS 141(R) and has not yet determined the impact on the Company’s financial position or its results of operations.

Also in December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, which requires non-controlling interests, also called minority interests, to be presented as a separate item in the equity section of the consolidated balance sheet. It also requires the amount of consolidated net income attributable to the non-controlling interest to be clearly presented on the face of the consolidated income statement. Additionally, this Statement clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions, and when a subsidiary is deconsolidated, it requires gain or loss recognition in net income based on the fair value on the deconsolidation date. This Statement is effective January 1, 2009, and will be applied prospectively with the exception of the presentation and disclosure requirements, which must be applied retrospectively for all periods presented. The Company is currently evaluating the requirements of SFAS 141(R) and has not yet determined the impact on the Company’s financial position or its results of operations.

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS (continued)

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company is currently evaluating the requirements of SFAS 162 and has not yet determined the impact, if any, on its financial statements.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events”. SFAS 165 names the two types of subsequent events either as recognized subsequent events or non-recognized subsequent events and modifies the definition of subsequent events as events or transactions that occur after the balance sheet date, but before the financial statements are issued. The statement also requires entities to disclose the date through which an entity has evaluated subsequent events and the basis for that date. SFAS 165 is effective on a prospective basis for interim or annual financial periods ending after June 15, 2009. The Company does not believe that the application of SFAS 165 will have a significant impact on its financial position and results of operations.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), which amends guidance regarding consolidation of variable interest entities to address the elimination of the concept of a qualifying special purpose entity. SFAS 167 also replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of the variable interest entity, and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Additionally, SFAS 167 requires any enterprise that holds a variable interest in a variable interest entity to provide enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective for interim and annual reporting periods beginning after November 30, 2009. We are currently assessing the potential impact of SFAS 167 on our financial statements, with an emphasis on assessing how the change in focus from quantitative to qualitative-based risks will affect the Company’s determination whether they are the primary beneficiary of a variable interest entity.

2.

LONG-TERM INVESTMENT

	March 31,	March 31,
	2009	2008
Investment in Dai A Bank	$1,365,537	$-
TOTAL	$1,365,537	$-

During the period, the Company paid US$1,365,537 to acquire 2,315,131 shares of Dai A Bank, which represented a 2.3% equity interest. In April 2009, the Company acquired an additional 1,184,869 shares for US$698,873 increasing its equity interest in Dai A Bank up to 3.5%. The investment was made using funds borrowed from Tin Nghia Company Limited, the parent company. As the Company does not have significant influence over Dai A Bank, the investment is carried at cost.

3.

COMPREHENSIVE INCOME (LOSS)

The following are the components of comprehensive income (loss):

	March 31,	March 31,
	2009	2008
Net income	$360,506	$692,252
Currency translation adjustment	(52,735)	89,046
TOTAL	$307,771	$781,298

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS (continued)

4.

COMMITMENTS AND CONTINGENCIES

Land lease

The Company has been leasing land areas from the Department of Natural Resource and Environment of Dong Nai Province to build its office, warehouses and petrol stations. The non-cancellable minimum future land lease payments as at March 31, 2009 and December 31, 2008 are as follow:

	March 31,	March 31,
	2009	2008
Within 1 year	$13,302	$17,736
From 1 to 5 years	66,817	66,817
Over 5 years	641,540	641,540
TOTAL	$721,659	$726,093

Tax contingencies

Effective from January 1, 2007, the Company adopted FIN 48, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. For year ended December 31, 2007, the Company has determined the impact of adoption of FIN 48 to be insignificant. Accordingly, the Company has not recorded any liabilities for adoption of FIN 48 for year ended December 31, 2007. The Company recorded no unrecognized tax benefits as of December 31, 2008.

5.

SUBSEQUENT EVENTS

Share exchange agreement

On March 19, 2009, the shareholders of the Company entered into a Share Exchange Agreement (the “Agreement”) with Ensign Services, Inc. (“Ensign”), a Nevada corporation. Under the terms of the Agreement, the shareholders of the Company will transfer to Ensign, 100% of the outstanding common stock of the Company on the closing date of the transaction. In return Ensign will issue 45,900,000 shares of its common stock to the shareholders of the Company.

On August 6, 2009, the shareholders of the Company signed Amendment No.1 to the Agreement dated March 19, 2009. In accordance with the Amendment No. 1, the Share Exchange will be achieved in two closings, the Initial Closing and the Subsequent Closing.

The initial closing of the share exchange will occur on or before September 30, 2009. The consideration for the Initial Closing will be 15,494,200 shares of Ensign’s common stock in exchange for 10,458,442 shares of the Company’s common stock. In addition, 30,405,800 of Ensign’s common stock and 10,885,318 shares of the Company’s common stock will be placed in Escrow. Following the Initial Closing date, upon Ensign being approved by applicable Vietnamese Authority to obtain an investment license, Ensign shall have the right to acquire up to the remaining 51% interest in the Company. The consideration for the Subsequent Closing shall be up to an aggregate of 30,405,800 shares of Ensign’s common stock.

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS (continued)

Cooperation agreement

On June 19, 2009, the Company entered into a cooperation agreement (“Cooperation Agreement”) with Timex Petrol Trading Co., Ltd. (“Timex Petrol Trade”), a limited liability company that is wholly owned by the Parent Company. Pursuant to the Cooperation Agreement, for a term of 50 years commencing on June 19, 2009:

•

The Company and Timex Petrol Trade agreed to cooperate in exploiting the Company’s existing gas stations and the development of new gas stations (“Project”);

•

The Company intends to develop and/or purchase new Commerce and Service Complexes, each of which will consist of a gas station and a Commerce and Service Center. A Commerce and Service Center will consist of construction works, building and equipment on the gas station land (excluding, however, the gas station itself) for the purpose of provision of service and commerce to commuters and local residents;

•

The Company will contribute 98% of the capital into the new and existing gas stations and Timex Petrol Trade will contribute 2% of the capital into the new and existing gas stations (the “Contribution Proportion”);

•

The Company and Timex Petrol Trade will be the co-owners of new and existing gas stations;

•

Timex Petrol Trade will operate the petroleum business at the new and existing gas stations while the Company will operate and provide services at the Commerce and Service Centers and lease assets at the Commerce and Service Complexes;

•

The Company and Timex Petrol Trade will share revenue, profit, expenses, and bear the risks from the operations of the Project as contemplated by the Cooperation Agreement in accordance with the Contribution Proportion;

•

The Company agreed to provide Timex Petrol Trade with a revolving credit facility in an aggregate amount to be agreed upon by the parties, which shall not exceed 50% of the total assets of the Company, including loans and loan guarantees, which will bear interest at a rate to be agreed upon by the parties;

•

The Company shall have the right to purchase all or a part of Timex Petrol Trade if applicable Vietnamese law is amended to allow the Company to own all of the assets relating to the operations contemplated by the Cooperation Agreement.

Tin Nghia Petrol Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

Audited financial statements prepared in accordance

with U.S. generally accepted accounting principles

December 31, 2008, 2007 and 2006

Tin Nghia Petrol Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Controllers and Shareholders of Tin Nghia Petrol Joint Stock Company (formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

We have audited the accompanying balance sheets of Tin Nghia Petrol Joint Stock Company (the “Company”) (formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center) as of December 31, 2008, 2007 and 2006, and the related statements of income, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2008, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with U. S. generally accepted accounting principles.

/s/ Ernst & Young Vietnam Limited

Ho Chi Minh City, Vietnam

August 13, 2009

Tin Nghia Petrol Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

BALANCE SHEETS

	December 31, 2008	December 31, 2007	December 31, 2006

ASSETS

CURRENT ASSETS
Cash	$536,732	$133,463	$153,866
Accounts receivable, net of allowance for doubtful accounts (US$4,948, US$-, US$- as of December 31, 2008, 2007 and 2006, respectively)	1,416,713	2,209,605	1,780,647
Receivables from related parties	508,162	352,790	736,051
Inventory	1,845,057	2,682,734	910,978
Other current assets	38,395	34,497	6,919
TOTAL CURRENT ASSETS	4,345,059	5,413,089	3,588,461

Property and equipment, net	1,274,333	1,140,157	1,019,589
Other non-current assets	61,927	73,879	75,653
Deferred tax asset	4,335	-	-
TOTAL ASSETS	$5,685,654	$6,627,125	$4,683,703

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,622,962	$1,226,751	$1,388,877
Payables to related parties	2,800	3,222,843	1,569,805
Income taxes payable	552,775	-	-
Deferred revenue	404,996	44,915	3,173
Deferred tax liabilities	6,820	-	-
Accrued expenses and other current liabilities	67,877	127,810	37,154
TOTAL CURRENT LIABILITIES	2,658,230	4,622,319	2,999,009

Other long term liabilities	31,344	24,932	14,014
Commitments and contingencies (Note 7)

SHAREHOLDERS’ EQUITY
Common stock, par value $0.60 per share, 21,343,760 authorized as of December 31, 2008, 2007 and 2006; Issued and outstanding: 20,154,760 as of December 31, 2008 and 21,343,760 as of December 31, 2007 and 18,014,134 as of December 31, 2006	12,092,855	12,806,255	10,808,480
Discount on common stock issued	(9,040,913)	(10,892,071)	(9,194,535)
Accumulated other comprehensive (loss) income	(55,862)	65,690	56,735
Retained earnings	-	-	-
TOTAL SHAREHOLDERS’ EQUITY	2,996,080	1,979,874	1,670,680
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,685,654	$6,627,125	$4,683,703

See accompanying notes to the financial statements

Tin Nghia Petrol Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

STATEMENTS OF INCOME

	For the years ended December 31,
	2008	2007	2006

Net revenue from third parties	$89,979,922	$62,696,414	$49,822,129
Net revenue from related parties	1,924,384	1,109,397	2,843,719
Total net revenue	91,904,306	63,805,811	52,665,848

Cost of revenue from third parties	(86,519,719)	(60,858,107)	(48,392,845)
Cost of revenue from related parties	(1,850,381)	(1,076,831)	(2,763,306)
Total cost of revenue	(88,370,100)	(61,934,938)	(51,156,151)
Gross profit	3,534,206	1,870,873	1,509,697

Sales and marketing expenses	(872,584)	(816,886)	(725,877)
General and administrative expenses	(348,685)	(168,547)	(184,531)
Operating income	2,312,937	885,440	599,289

Interest income	61,049	31,279	51,963
Interest expense	(396,597)	(290,462)	(321,547)

Income before income taxes	1,977,389	626,257	329,705
Provision for income taxes	555,260	-	-
Net income	$1,422,129	$626,257	$329,705

Net income per share

Basic and diluted	$0.07	$0.03	$0.02

Weighted average number of shares outstanding – basic and diluted	21,046,510	18,846,541	17,926,748

See accompanying notes to the financial statements

Tin Nghia Petrol Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

STATEMENTS OF SHAREHOLDERS’ EQUITY

	Number of shares at $0.60 par value	Common stock	Discount on common stock issued	Comprehensive income (loss)	Accumulated Other comprehensive income (loss)	Retained earnings	Total

Balance at January 1, 2006	17,897,619	$10,738,571	$(9,135,065)	$-	$80,316	$-	$1,683,822
Issuance of common stock	116,515	69,909	(59,470)	-	-	-	10,439
Currency translation adjustment	-	-	-	(23,581)	(23,581)	-	(23,581)
Net income for the year	-	-	-	329,705	-	329,705	329,705
Cash dividends declared and paid	-	-	-	-	-	(329,705)	(329,705)
Balance at December 31, 2006	18,014,134	$10,808,480	$(9,194,535)	$306,124	$56,735	$-	$1,670,680

Issuance of common stock	3,329,626	1,997,775	(1,697,536)	-	-	-	300,239
Currency translation adjustment	-	-	-	8,955	8,955	-	8,955
Net income for the year	-	-	-	626,257	-	626,257	626,257
Cash dividends declared and paid	-	-	-	-	-	(626,257)	(626,257)
Balance at December 31, 2007	21,343,760	$12,806,255	$(10,892,071)	$635,212	$65,690	$-	$1,979,874

Cash dividends declared and paid	-	-	-	-	-	(1,422,129)	(1,422,129)
Return of common stock to the Parent Company	(21,343,760)	(12,806,255)	10,892,071	-	-	-	(1,914,184)
Issuance of common stock	21,343,760	12,806,255	(9,040,913)	-	-	-	3,765,342
Subscription receivable	(1,189,000)	(713,400)		-	-	-	(713,400)
Currency translation adjustment	-	-	-	(121,552)	(121,552)	-	(121,552)
Net income for the year	-	-	-	1,422,129	-	1,422,129	1,422,129
Balance at December 31, 2008	20,154,760	$12,092,855	$(9,040,913)	$1,300,577	$(55,862)	$-	$2,996,080

See accompanying notes to the financial statements

Tin Nghia Petrol Joint Stock Company

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2008	2007	2006
Cash flow from operating activities
Net income	$1,422,129	$626,257	$329,705
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	138,356	198,661	193,404
Benefit for deferred income taxes	2,485	-	-

Changes to operating assets and liabilities
Accounts receivable	3,587,043	(577,193)	(352,133)
Receivable from related parties	(177,701)	391,186	(422,914)
Inventory	2,571,381	(1,633,225)	(75,212)
Other current assets	(5,877)	(27,568)	5,082
Other non-current assets	102,700	1,712	26,002
Accounts payable	(397,767)	(190,070)	1,192,601
Payable to related parties	(5,432,630)	1,682,559	(518,161)
Income taxes payable	552,775	-	-
Deferred revenue	379,391	41,722	3,173
Accrued expenses and other liabilities	(398,526)	90,638	16,671
Other long term liabilities	6,413	10,923	8,106
Net cash provided by operating activities	$2,350,172	$615,602	$406,324

Cash flow from investing activity
Acquisition of property and equipment	(238,945)	-	-
Net cash used in investing activity	$(238,945)	$-	$-

Cash flow from financing activities
Return of common stock to the Parent Company	(1,914,184)	-	-
Issuance of common stock	1,721,758	-	-
Dividends declared and paid	(1,422,129)	(626,257)	(329,705)
Net cash used in financing activities	$(1,614,555)	$(626,257)	$(329,705)
Effect of exchange rate changes on cash	(93,403)	(9,748)	4,421
Net increase (decrease) in cash	$403,269	$(20,403)	$81,040
Cash at beginning of period	133,463	153,866	72,826
Cash at end of period	$536,732	$133,463	$153,866

Supplemental information:

Cash paid during the year for:
Interest paid	$348,171	$-	$-

Non-cash financing activities:
Issuance of common stock in exchange for property and equipment received from Parent Company	$1,330,184	$300,239	$10,439

See accompanying notes to the financial statements

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE FINANCIAL STATEMENTS

for the years ended December 31, 2008, 2007 and 2006

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (US GAAP).

The significant policies adopted in the preparation of the financial statements are set out below.

Foreign currency

The Company determined its functional currency to be the Vietnamese Dong (VND). Any transactions denominated in a foreign currency are re-measured into Vietnamese Dong using the exchange rate quoted by the State Bank of Vietnam on the date of the transaction. Any unrealized or realized gains or losses from transactions denominated in a currency other than the Vietnamese Dong are included in other income and other expenses, respectively.

The Company uses the United States Dollar as its reporting currency. Assets and liabilities have been translated using exchange rates prevailing on the balance sheet dates. Statements of income items have been translated using the average rate for the year. Any resulting translation adjustments are reported as a component of other comprehensive income (loss) as part of shareholders’ equity.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in the Company’s financial statements include, but are not limited to useful lives of property and equipment, and deferred tax assets. Actual results may differ from those estimates, and the differences may be material to the financial statements.

Revenue recognition

The Company derives its revenues from the sale of petroleum. Revenues associated with the sale of petroleum from the Company’s own petrol stations is recognized upon sale to the customer. Revenues associated with the sale of petroleum to other petrol stations is recognized when:

•

Persuasive evidence of an arrangement exists;

•

Title has passed and the goods have been delivered;

•

The fees are fixed and determinable; and

•

Collectability is reasonably assured.

When any of the revenue recognition criteria is not met, revenues are deferred until the criteria are satisfied.

Inventory

Inventory consists of gasoline and distilled diesel oil and is valued at the lower of cost and net realizable value. Cost is determined on a weighted average basis and comprises purchase costs of petroleum, gas, and construction materials and transportation costs.

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE FINANCIAL STATEMENTS

for the years ended December 31, 2008, 2007 and 2006

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment, net

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful life of each asset as follows:

Machinery and equipment	3 - 8 years
Buildings and structures	10 - 30 years
Motor vehicles	6 -10 years

Repairs and maintenance that are not significant improvements are expensed as incurred, whereas the cost of renewals and betterment that extend the useful life of property and equipment are capitalized as additions to the related asset. Retirement, sale and disposals of assets are recorded by removing the cost and accumulated depreciation, with any resulting gain or loss reflected in the statements of income.

Impairment of property and equipment

Property and equipment used in operations are assessed for impairment whenever changes in facts and circumstances indicate that the carrying amount of an asset may not be recoverable. If, upon review, the sum of the undiscounted pre-tax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value through additional amortization or depreciation provisions and reported as impairments in the periods in which the determination of the impairment is made. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available.

Comprehensive income (losses)

Comprehensive income (losses) is reported in the Company’s statement of shareholders’ equity. To date, accumulated other comprehensive income (loss) of the Company includes foreign currency translation adjustments only.

Income taxes

The Company follows the liability method of accounting for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that included the enactment date.

On January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. The cumulative effect of adopting FIN 48, if any, is recorded as an adjustment to retained earnings as of the beginning of the period of adoption. Interest and penalties arising from underpayment of income taxes are computed in accordance with the relevant tax law. The cumulative effect of adoption of FIN 48 was nil. The Company classifies interest and penalties related to an uncertain tax position, if and when required, as part of general and administrative expenses in the statement of income. Additionally, in May 2007, the FASB published FASB Staff Position No. FIN 48-1, Definition of Settlement in FASB Interpretation No. 48 (“FSP FIN 48-1”). FSP FIN 48-1 is an amendment to FIN 48. It clarifies how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE FINANCIAL STATEMENTS

for the years ended December 31, 2008, 2007 and 2006

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

Financial instruments include cash, accounts receivable, receivables from related parties, other current assets, accounts payable, payables to related parties, accrued expenses and other current liabilities. The fair values of financial instruments that are not actively traded are based on market prices of similar instruments and/or valuation techniques using market assumptions. Although management uses its best judgment in estimating the fair value of these instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein do not necessarily indicate the amounts that the Company could realize in current transactions.

The carrying amounts reported in the balance sheet for cash, accounts receivable, receivables from related parties, other current assets, accounts payable, payables to related parties, accrued expenses and other current liabilities approximate their fair values due to their short term maturities.

Net income per share of common stock

Basic net income per share of common stock is computed by dividing net income for the period by the weighted average number of common stock outstanding for the period. For all of the periods presented, the Company did not have any contracts or securities outstanding that could potentially dilute net income per share of common stock.

New accounting standards

In September 2006, the FASB issued SFAS No.157, Fair Value Measurement (“SFAS 157”). SFAS 157 addresses standardizing the measurement of fair value for companies that are required to use a fair value measure of recognition for recognition or disclosure purposes. The FASB defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an ordinary transaction between market participants at the measurement date”. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The FASB deferred the effective date of SFAS 157 for non-financial assets and liabilities measured on a non-recurring basis for one year, to fiscal years beginning after November 15, 2008, with early adoption permitted. The Company does not expect SFAS 157 to have any material impact on its financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 141 (Revised), Business Combinations (SFAS 141(R)). This Statement will apply to all transactions in which an entity obtains control of one or more other businesses. In general, SFAS No. 141(R) requires the acquiring entity in a business combination to recognize the fair value of all the assets acquired and liabilities assumed in the transaction; establishes the acquisition date as the fair value measurement point; and modifies the disclosure requirements. Additionally, it changes the accounting treatment for transaction costs, acquired contingent arrangements, in-process research and development, restructuring costs, changes in deferred tax asset valuation allowances as a result of business combination, and changes in income tax uncertainties after the acquisition date. This Statement applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009. However, starting January 1, 2009, accounting for changes in valuation allowances for acquired deferred tax assets and the resolution of uncertain tax positions for prior business combinations will impact tax expense instead of impacting goodwill. The Company is currently evaluating the requirements of SFAS 141(R) and has not yet determined the impact on the Company’s financial position or its results of operations.

Also in December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, which requires non-controlling interests, also called minority interests, to be presented as a separate item in the equity section of the consolidated balance sheet. It also requires the amount of consolidated net income attributable to the non-controlling interest to be clearly presented on the face of the consolidated income statement. Additionally, this Statement clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions, and when a subsidiary is deconsolidated, it requires gain or loss recognition in net income based on the fair value on the deconsolidation date. This Statement is effective January 1, 2009, and will be applied prospectively with the exception of the presentation and disclosure requirements, which must be applied retrospectively for all periods presented. The Company is currently evaluating the requirements of SFAS 160 and has not yet determined the impact on the Company’s financial position or its results of operations.

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE FINANCIAL STATEMENTS

for the years ended December 31, 2008, 2007 and 2006

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company is currently evaluating the requirements of SFAS 162 and has not yet determined the impact, if any, on its financial statements.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events”. SFAS 165 names the two types of subsequent events either as recognized subsequent events or non-recognized subsequent events and modifies the definition of subsequent events as events or transactions that occur after the balance sheet date, but before the financial statements are issued. The statement also requires entities to disclose the date through which an entity has evaluated subsequent events and the basis for that date. SFAS 165 is effective on a prospective basis for interim or annual financial periods ending after June 15, 2009. The Company does not believe that the application of SFAS 165 will have a significant impact on its financial position and results of operations.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), which amends guidance regarding consolidation of variable interest entities to address the elimination of the concept of a qualifying special purpose entity. SFAS 167 also replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of the variable interest entity, and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Additionally, SFAS 167 requires any enterprise that holds a variable interest in a variable interest entity to provide enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective for interim and annual reporting periods beginning after November 30, 2009. We are currently assessing the potential impact of SFAS 167 on our financial statements, with an emphasis on assessing how the change in focus from quantitative to qualitative-based risks will affect the Company’s determination whether they are the primary beneficiary of a variable interest entity.

2.

CASH

Cash consists of the following:

	December 31,	December 31,	December 31,
	2008	2007	2006

Cash on hand	$109,604	$133,463	$153,866
Cash in bank	427,128	-	-
TOTAL	$536,732	$133,463	$153,866

Cash on hand largely represents cash receipts held at the Company’s gas stations that have not been deposited in the bank.

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE FINANCIAL STATEMENTS

for the years ended December 31, 2008, 2007 and 2006

3.

PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	December 31,	December 31,	December 31,
	2008	2007	2006
Buildings & structures	$1,827,735	$1,845,181	$1,584,060
Machinery & equipment	617,683	575,197	522,006
Motor vehicles	541,147	293,655	305,906
Subtotal	2,986,565	2,714,033	2,411,972
Accumulated depreciation	(1,712,232)	(1,573,876)	(1,392,383)
TOTAL	$1,274,333	$1,140,157	$1,019,589

Depreciation expense for the years ended December 31, 2008, 2007 and 2006 of $138,356, $198,661 and $ 193,404 respectively, were recorded in cost of revenue.

4.

ACCRUED EXPENSE AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,	December 31,	December 31,
	2008	2007	2006
Short term loan from third party	$-	$93,087	$-
Other	67,877	34,723	37,154
TOTAL	$67,877	$127,810	$37,154

5.

INCOME TAXES

	December 31,	December 31,	December 31,
	2008	2007	2006
Current income tax expense	$552,775	$-	$-
Deferred income tax expense	2,485	-	-
TOTAL	$555,260	$-	$-

Current tax

The Company did not have the obligation to pay corporate income taxes (“CIT”) for the years ended December 31, 2006 and 2007, because the Company was a branch and was not entitled to retain any earnings. The Company was required to repatriate its earnings through a cash dividend to its parent company in accordance with the CIT Law of Vietnam. The Company's transformation into a limited liability company (“LLC”) and subsequent conversion into a joint stock company in 2008 did not give rise to any corporate income tax pursuant to applicable tax regulations. From the date the Company transformed into an LLC in 2008, the Company became obligated to pay Vietnamese CIT at the rate of 28% on all taxable profits it generated. Effective January 1, 2009, in accordance with the new Vietnamese CIT regulations, the CIT rate is 25%.

The Company calculated 2008 current tax expense based on the full-year results of the Company. The Company’s current tax expense is comprised of two components – pre-transformation tax expense and post-transformation tax expense. The pre-transformation tax expense is included as an obligation of the Company as of December 31, 2008, based on management’s judgment at the balance sheet date that the pre-transformation tax obligation would be borne by the Company in anticipation of the parent company not filing a pre-transformation tax return.

On June 20, 2009, the parent company filed a tax return to report its tax obligation for the 2008 pre-transformation period. As a result, the Company will reduce its taxes payable by $411,401.

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE FINANCIAL STATEMENTS

for the years ended December 31, 2008, 2007 and 2006

5.

INCOME TAXES (continued)

The current tax payable is based on taxable profit for the period which differs from profit as reported in the income statement because it excludes items of income or expense that are not taxable or deductible and items that are taxable or deductible in other years.

A reconciliation of the statutory income tax rate to the Company’s effective tax rate is as follows:

December 31,
2008
Statutory income tax rate	28.00%
Non-deductible expenses	0.10
Difference in current and future tax rates	(0.02)
Effective tax rate	28.08%

Deferred tax

An analysis of the Company’s deferred tax assets and deferred tax liabilities as of December 31, 2008, 2007 and 2006 showing the tax effects of temporary differences are as follows:

	December 31,	December 31,	December 31,
	2008	2007	2006
Deferred tax assets:
Current:
Deferred revenue	$101,249	-	-
Accrued expense	3,866	-	-
Current Deferred tax asset	$105,115	-	-

Non-current:
Other long-term liabilities	$4,335	-	-

Deferred tax liabilities:
Current:
Inventory sold but not delivered	$111,935	-	-
Current deferred tax liabilities	$111,935	-	-

Effective from January 1, 2007, the Company adopted FIN 48, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The Company’s adoption of FIN 48 did not result in any adjustment to the opening balance of the Company’s retained earnings as of January 1, 2007 nor did it have any impact on the Company’s financial statements for the years ended December 31, 2007 and 2008. The Company has no material unrecognized tax benefit which would affect the effective income tax rate. The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefits within the next twelve months. Based on existing Vietnamese tax regulations, the tax years of the Company for the years ended December 31, 2006, 2007 and 2008 remain subject to examination by the tax authorities.

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE FINANCIAL STATEMENTS

for the years ended December 31, 2008, 2007 and 2006

6.

TRANSACTIONS WITH RELATED PARTIES

Significant transactions with related parties during the year were as follows:

			December 31,	December 31,	December 31,
Related parties	Relationship	Transactions	2008	2007	2006

Tin Nghia Company Limited	Parent Company	Sale of goods	$1,311,052	$31,812	$61,176
		Cash dividend	1,467,882	627,440
		Interest expense	325,937	292,695	279,166
Tin Nghia Industrial Parks Development JSC	Under common control	Sale of goods	12,652	17,469	21,485
Tin Nghia Construction Materials Company Limited	Under common control	Sale of goods	354,042	834,577	2,639,079
Tin Nghia Granite Company Limited	Under common control	Sale of goods	33,586	26,141	16,108
Tin Nghia Logistics – ICD Bien Hoa Company Limited	Under common control	Sale of goods	213,052	199,398	105,871

Receivable from and payable to related parties at the balance sheet date were as follows:

		December 31,	December 31,	December 31,
Related parties	Relationship	2008	2007	2006

Accounts receivable:
Tin Nghia Company Limited	Parent Company	$274,521	$130,867	$354,997
Tin Nghia Construction Materials Company Limited	Under common control	180,421	100,091	262,826
Nhon Trach Investment Joint Stock Company	Under common control	21,242	1,399	94,763
ICD Bien Hoa - Tin Nghia Logistics Company Limited	Under common control	13,940	15,301	10,654
Tin Nghia Construction Joint Stock Company	Under common control	8,503	2,203	-
Tin Nghia Industrial Park Development Joint Stock Company	Under common control	3,052	-	1,495
Nhon Trach 3 Industrial Zone Development Branch	Under common control	2,936	-	1,190
IDATA Co., Ltd.	Under common control	1,969	941	1,409
Thong Nhat Joint Stock Company	Under common control	504	599	444
Tin Nghia Agro-Product Processing Factory	Under common control	429	2,008	1,254
Tin Nghia Granite Stones Company Limited	Under common control	408	3,821	531
Tri An Branch	Under common control	-	94,903	-
ICD Dong Nai Joint Stock Company	Under common control	-	173	6,488
Tin Khai Joint Stock Company	Under common control	237	484	-
Total		$508,162	$352,790	$736,051

Accounts payable:
Tin Nghia Construction Materials Company Limited	Under common control	$(2,085)	-	(5,786)
Tin Nghia Company Limited	Parent Company	(715)	(263,508)	(23,405)

Short-term loan:
Tin Nghia Company Limited	Parent Company	-	(2,959,335)	(1,540,614)
Total		$(2,800)	$(3,222,843)	$(1,569,805)

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE FINANCIAL STATEMENTS

for the years ended December 31, 2008, 2007 and 2006

7.

Commitment and contingencies

Land lease

The Company has been leasing land areas from the Department of Natural Resource and Environment of Dong Nai Province to build its office, warehouses and petrol stations. The non-cancellable minimum future land lease payments as at December 31, 2008, 2007 and 2006 are as follows:

	December 31,	December 31,	December 31,
	2008	2007	2006
Within 1 year	$17,736	$17,736	$17,736
From 1 to 5 years	66,817	66,817	66,817
Over 5 years	641,540	659,276	674,994
TOTAL	$726,093	$743,829	$759,547

Tax contingencies

Effective from January 1, 2007, the Company adopted FIN 48, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. For year ended December 31, 2007, the Company has determined the impact of adoption of FIN 48 to be insignificant. Accordingly, the Company has not recorded any liabilities for adoption of FIN 48 for the year ended December 31, 2007. The Company recorded no unrecognized tax benefits as of December 31, 2008.

8.

Concentration of risk

Currency risk

The VND is currently not a freely convertible currency. The State Bank of Vietnam controls the conversion of VND into foreign currencies. The value of VND is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the Vietnam foreign exchange trading system market. All of the Company’s cash is denominated in VND at December 31, 2008, 2007 and 2006.

Current vulnerability due to business and economic risk.

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in Vietnam. Although the Vietnam government has been pursuing economic reform policies for many years, no assurance can be given that the Vietnam government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting Vietnam’s political, economic and social conditions. There is also no guarantee that the Vietnamese government’s pursuit of economic reforms will be consistent or effective.

Dependence on limited number of suppliers

The Company depends on a limited number of suppliers for gasoline and distilled diesel. The Company closely monitors source of supply to assure that adequate gasoline and distilled diesel demanded by its customers are available.

The Company is also impacted, as is the rest of the industry, by the price volatility of gasoline and distilled diesel, which is caused by supply and demand conditions, political and economic variables, and other unpredictable factors.

Tin Nghia Petrol Joint Stock Company Limited

(formerly known as Tin Nghia Company Limited – Trading, Tourism Services and Hospitality Center)

NOTES TO THE FINANCIAL STATEMENTS

for the years ended December 31, 2008, 2007 and 2006

9.

Subsequent events

Acquisition of Dai A Bank

Subsequent to the year end, the Company paid US$1,365,537 to acquire 2,315,131 shares of Dai A Bank, which represented a 2.3% equity interest. In April 2009, the Company acquired an additional 1,184,869 shares for US$698,873 increasing its equity interest in Dai A Bank up to 3.5%. The investment was made using funds borrowed from Tin Nghia Company Limited, the parent company. As the Company does not have significant influence over Dai A Bank, the investment is carried at cost.

Share exchange agreement

On March 19, 2009, the shareholders of the Company entered into a Share Exchange Agreement (the “Agreement”) with Ensign Services, Inc. (“Ensign”), a Nevada corporation. Under the terms of the Agreement, the shareholders of the Company will transfer to Ensign, 100% of the outstanding common stock of the Company on the closing date of the transaction. In return Ensign will issue 45,900,000 shares of its common stock to the shareholders of the Company.

On August 6, 2009, the shareholders of the Company signed Amendment No.1 to the Agreement dated March 19, 2009. In accordance with the Amendment No. 1, the Share Exchange will be achieved in two closings, the Initial Closing and the Subsequent Closing.

The initial closing of the share exchange will occur on or before September 30, 2009. The consideration for the Initial Closing will be 15,494,200 shares of Ensign’s common stock in exchange for 10,458,442 shares of the Company’s common stock. In addition, 30,405,800 of Ensign’s common stock and 10,885,318 shares of the Company’s common stock will be placed in Escrow. Following the Initial Closing date, upon Ensign being approved by applicable Vietnamese Authority to obtain an investment license, Ensign shall have the right to acquire up to the remaining 51% interest in the Company. The consideration for the Subsequent Closing shall be up to an aggregate of 30,405,800 shares of Ensign’s common stock.

Cooperation agreement

On June 19, 2009, the Company entered into a cooperation agreement (“Cooperation Agreement”) with Timex Petrol Trading Co., Ltd. (“Timex Petrol Trade”), a limited liability company that is wholly owned by the Parent Company. Pursuant to the Cooperation Agreement, for a term of 50 years commencing on June 19, 2009:

•

The Company and Timex Petrol Trade agreed to cooperate in exploiting the Company’s existing gas stations and the development of new gas stations (“Project”);

•

The Company intends to develop and/or purchase new Commerce and Service Complexes, each of which will consist of a gas station and a Commerce and Service Center. A Commerce and Service Center will consist of construction works, building and equipment on the gas station land (excluding, however, the gas station itself) for the purpose of provision of service and commerce to commuters and local residents;

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The Company will contribute 98% of the capital into the new and existing gas stations and Timex Petrol Trade will contribute 2% of the capital into the new and existing gas stations (the “Contribution Proportion”);

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The Company and Timex Petrol Trade will be the co-owners of new and existing gas stations;

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Timex Petrol Trade will operate the petroleum business at the new and existing gas stations while the Company will operate and provide services at the Commerce and Service Centers and lease assets at the Commerce and Service Complexes;

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The Company and Timex Petrol Trade will share revenue, profit, expenses, and bear the risks from the operations of the Project as contemplated by the Cooperation Agreement in accordance with the Contribution Proportion;

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The Company agreed to provide Timex Petrol Trade with a revolving credit facility in an aggregate amount to be agreed upon by the parties, which shall not exceed 50% of the total assets of the Company, including loans and loan guarantees, which will bear interest at a rate to be agreed upon by the parties;

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The Company shall have the right to purchase all or a part of Timex Petrol Trade if applicable Vietnamese law is amended to allow the Company to own all of the assets relating to the operations contemplated by the Cooperation Agreement.